UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Schedule 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐

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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12
CKX, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
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CKX, INC.
650 Madison Avenue
New York, New York 10022

November 21, 2008

Dear Stockholders:

On behalf of the Board of Directors and Management of CKX, Inc., I cordially invite you to attend our 2008 Annual Meeting of Stockholders to be held at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York at 10:30 a.m., Eastern Standard Time, on Thursday, December 18, 2008.

Holders of CKX stock are being asked to vote on the matters listed in the attached Notice of 2008 Annual Meeting of Stockholders. Whether or not you plan to attend the annual meeting, please vote as soon as possible by completing, dating, signing and promptly mailing the enclosed proxy card in the return envelope provided. If you decide to attend the annual meeting, you may vote your shares in person.

We appreciate your interest in and support of CKX and look forward to seeing you at the annual meeting.

ROBERT F.X. SILLERMAN
Chairman of the Board and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
DECEMBER 18, 2008

November 21, 2008

Dear Stockholders:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of CKX, Inc. (the “Company”) which will be held at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York at 10:30 a.m.., Eastern Standard Time, on Thursday, December 18, 2008. The principal business of the meeting will be the consideration of the following matters:

1. The election of ten directors;

2. The ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2008; and

3. Such other business as may properly come before the Annual Meeting.

The close of business on November 7, 2008 has been fixed as the record date for determining the holders of the Company’s stock entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose relating to the annual meeting, during ordinary business hours at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166.

Enclosed herewith is the Company’s 2007 Annual Report to Stockholders, containing its financial statements for the fiscal year ended December 31, 2007. The Annual Report does not constitute proxy soliciting material.

Your vote is important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the annual meeting. To vote your shares, you may complete and return the enclosed proxy card in the envelope provided. If you are a holder of record, you may also cast your vote in person at the annual meeting. If your shares are held in “street name” (that is, held for your account by a broker or other nominee), you will receive instructions from your broker or nominee on how to vote your shares.

By Order of the Board of Directors,

Kraig G. Fox
Secretary

This notice of annual meeting and proxy statement and form of proxy are first being distributed to the Company’s stockholders on or about November 26, 2008.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	When and where will the annual meeting be held?

A:	The annual meeting of stockholders of CKX, Inc. (“CKX” or, the “Company”) will be held at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, beginning at 10:30 a.m.., Eastern Standard Time, on December 18, 2008.

Q:	Who is making this proxy solicitation?

A:	This proxy statement is furnished to our stockholders of record as of the close of business on November 7, 2008, the record date for the annual meeting (the “Record Date”), as part of the solicitation of proxies by the CKX board of directors for use at the annual meeting and any adjournment or postponement of the annual meeting.

Q:	Why are you holding the Company’s annual meeting in December, rather than in May, as in past years?

A:	Under the rules of the NASDAQ stock market, all listed companies must hold an annual meeting of stockholders within twelve (12) months of the end of its fiscal year. Had the transactions contemplated by the Agreement and Plan of Merger dated June 1, 2007 (as amended on August 1, 2007, September 27, 2007, January 23, 2008 and May 27, 2008 the “Merger Agreement”) between the Company, 19X, Inc. and 19X Acquisition Corp. been consummated, the Company no longer would have been listed on NASDAQ and therefore would not have been required to hold an annual meeting for 2008. Based on the expectation that the merger would be consummated during the current year, the Company decided not to hold a meeting in May of this year. With the recently announced termination of the Merger Agreement, the Company will remain a NASDAQ-listed company and therefore remain subject to the rules and regulation of the NASDAQ stock market. In order to comply with the aforementioned rule regarding annual meetings, the Company must hold a meeting prior to December 31, 2008.

Q:	What am I being asked to vote on at the annual meeting?

A:	At the annual meeting, you will be asked to consider and vote on:

• a proposal to elect ten directors to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified; and

• a proposal to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2008.

At present, we know of no other matters to be presented for stockholder action at the annual meeting.

Q:	How does the CKX board of directors recommend that I vote?

A:	Our board of directors recommends that you vote your shares “FOR” the election of each of the ten nominees named herein to our board of directors; and “FOR” the ratification of the appointment by our Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm.

Q:	What vote is required to approve each proposal?

A:	In the election of directors, the ten persons receiving the highest number of “FOR” votes will be elected. The proposal regarding the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm requires the affirmative “FOR” vote of a majority of the outstanding shares present in person or represented by properly executed proxies and entitled to vote at the annual meeting for approval.

Q.	What is the quorum requirement with respect to the annual meeting?

A:	The presence, in person or by properly executed proxies, of the holders of a majority of the voting power of the issued and outstanding stock of the Company entitled to vote at the annual meeting will constitute a quorum. Abstentions are counted as present for the purpose of determining the presence of a quorum.

Q:	Why is the size of the board of directors being reduced from thirteen to eleven members?

A:	As described elsewhere in this proxy statement, Michael G. Ferrel and Bruce Morrow have determined not to stand for re-election to the board of directors at the 2008 annual meeting of stockholders. The board of directors has decided to reduce the size of the board from thirteen to eleven members to avoid having two vacancies on the board.

Q:	Under what circumstances will the annual meeting be adjourned?

A:	Although it is not expected, the annual meeting may be adjourned in the absence of a quorum for the purpose of obtaining a quorum. Any adjournment may be made without notice, other than by an announcement made at the annual meeting, by the Chairman of the board of directors or by affirmative vote of a majority of the stockholders entitled to vote at the annual meeting who are present in person or by properly executed proxies at the annual meeting.

Q:	What shares can be voted at the annual meeting?

A:	All shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), Series B Convertible Preferred Stock (“Series B Preferred Stock”) and Series C Convertible Preferred Stock (“Series C Preferred Stock”) that you own as of the Record Date may be voted by you. You may cast one vote per share of the Company’s Common Stock, Series B Preferred Stock and Series C Preferred Stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the stockholder of record and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between a holder of record and a beneficial owner of CKX stock?

A:	Many of our stockholders hold their shares through a stockbroker, bank or other nominee, rather than directly in their own name. As summarized below, there are some distinctions between shares held as a holder of record and those beneficially owned.

Holders of Record

If your shares of CKX stock are registered directly in your name with our transfer agent, BNY Mellon, you are considered the holder of record with respect to those shares and these proxy materials are being sent directly to you by CKX. As the holder of record, you have the right to grant your voting proxy directly to CKX or to vote in person at the annual meeting. We have enclosed a proxy card with this proxy statement for you to use.

Beneficial Owners

If your shares of CKX stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee, who is considered the holder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. Your broker or nominee has enclosed a voting instruction card with this proxy statement for you to use in directing the broker or nominee how to vote your shares.

Q:	How can I vote my shares in person at the annual meeting?

A:	Shares of the Company’s Common Stock, Series B Preferred Stock and Series C Preferred Stock held directly in your name as the holder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as the holder of record or beneficially in street name, you may direct your vote without attending the annual meeting by completing and mailing your proxy card in the enclosed postage pre-paid envelope.

Q:	Can I change my vote after I have voted by proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the annual meeting by revoking your proxy.

If you are a holder of record of CKX stock, you may revoke your proxy by:

• attending the annual meeting and voting your shares in person at the annual meeting. Your attendance at the annual meeting alone will not revoke your proxy — you must also vote at the annual meeting;

• filing an instrument in writing with the Company’s Secretary stating that you would like to revoke your proxy; or

• filing another duly executed proxy bearing a later date with the Company’s Secretary so that it arrives prior to the annual meeting.

You should send your revocation or new proxy card to the Company’s Secretary, Kraig G. Fox, at CKX, Inc., 650 Madison Avenue, New York, New York 10022.

If you are a beneficial owner of the Company’s stock and you instructed a broker or other nominee to vote your shares, you must follow your broker’s directions for changing those instructions.

Q:	What does it mean if I receive more than one proxy card or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy card you receive.

Q:	Where can I find the voting results of the annual meeting?

A:	We will announce preliminary voting results at the annual meeting and publish final results in our Annual Report on Form 10-K for the fiscal year ending December 31, 2008.

WHO CAN HELP ANSWER YOUR QUESTIONS

If you have any questions about any of the proposals to be presented at the annual meeting or how to submit your proxy card, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

CKX, INC.
650 Madison Avenue
New York, New York 10022
Attn: Kraig G. Fox, Secretary

THE 2008 ANNUAL MEETING OF STOCKHOLDERS

General

We are furnishing this proxy statement to our stockholders in connection with the solicitation of proxies by the CKX board of directors for use at the 2008 Annual Meeting of Stockholders to be held on December 18, 2008, and at any adjournment, postponement or continuation thereof. This proxy statement is first being furnished to stockholders of CKX on or about November 26, 2008.

Date, Time and Place

The annual meeting of stockholders will be held on December 18, 2008, at 10:30 a.m.., Eastern Standard Time, at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York.

Matters to be Considered at the Annual Meeting

At the annual meeting, you will be asked to consider and vote on:

•	a proposal to elect ten directors to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified; and

•	a proposal to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2008.

At present, we know of no other matters to be presented for stockholder action at the annual meeting.

Record Date

We have fixed the close of business on November 7, 2008 as the Record Date for determination of the stockholders entitled to notice of and to attend and vote at the annual meeting.

Vote Required

As of the close of business on the Record Date, there were 97,456,855 shares of the Company’s Common Stock outstanding, 1,491,817 shares of the Company’s Series B Preferred Stock outstanding and 1 share of the Company’s Series C Preferred Stock outstanding and entitled to vote at the annual meeting. Each share of our Common Stock outstanding as of the Record Date will be entitled to one vote. Each share of our Series B Preferred Stock and Series C Preferred Stock will be entitled to vote on an as converted basis, with each share entitled to one vote. A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by properly executed proxies, of the holders of a majority of the voting power of the issued and outstanding stock of the Company entitled to vote at the annual meeting will constitute a quorum. If a quorum is not present at the annual meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies. Votes for and against and abstentions will each count as being present to establish a quorum.

In the election of directors, the ten persons receiving the highest number of “FOR” votes will be elected. The proposal regarding the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm requires the affirmative “FOR” vote of a majority of the outstanding shares present in person or represented by properly executed proxies and entitled to vote at the annual meeting for approval.

The annual meeting shall be presided over by the Chairman of the Board and the Secretary of CKX shall act as secretary of the annual meeting. Inspectors of election appointed for the annual meeting will tabulate the votes cast by proxy or in person at the meeting. The inspectors of election will determine whether or not a quorum is present.

Series C Preferred Stock Voting Rights.

In addition to its right to vote in the general election of members to our board of directors, the holder of the Series C Preferred Stock is entitled to elect one member to the Company’s board of directors (the “Series C Director”). Ms. Priscilla Presley currently serves on our board of directors as the Series C Director and the holder of the Series C Preferred Stock has confirmed its election of Ms. Presley to continue to serve as the Series C Director until the next annual meeting of stockholders or earlier removal by the holder of the Series C Preferred Stock in accordance with the Company’s Certificate of Incorporation.

Voting of Proxies; Abstentions

In the election of directors, you may vote “FOR” each of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. You may vote “FOR,” “AGAINST” or “ABSTAIN” for the other proposal. All shares of the Company’s stock represented by properly executed proxies received before or at the annual meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy card, the shares will be voted “FOR” the election of management’s ten nominees for membership on our board of directors and “FOR” ratification of the Company’s independent registered public accounting firm. You are urged to mark the box on the card to indicate how to vote your shares.

Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the annual meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

A properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the annual meeting, will not be voted.

Abstentions will have no effect on the outcome of the election of directors. With respect to the ratification of the Company’s independent registered public accounting firm, abstentions will be counted for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the annual meeting. As a result, abstentions with respect to the proposal to ratify the Company’s independent registered public accounting firm will have the effect of votes against the proposal.

Revocability of Proxies

The grant of a proxy on the enclosed proxy card does not preclude a holder of record of the Company’s stock from voting in person at the annual meeting. If you are a holder of record of the Company’s stock, you may revoke a proxy at any time prior to your proxy being voted at the annual meeting by:

•	attending the annual meeting and voting your shares in person at the annual meeting. Your attendance at the annual meeting alone will not revoke your proxy — you must also vote at the annual meeting;

•	filing an instrument in writing with the Company’s Secretary, Kraig G. Fox, at CKX. Inc., 650 Madison Avenue, New York, New York 10022, stating that you would like to revoke your proxy; or

•	filing another duly executed proxy bearing a later date with the Company’s Secretary, Kraig G. Fox, at CKX, Inc., 650 Madison Avenue, New York, New York 10022, so that it arrives prior to the annual meeting.

If you are a stockholder of record and choose to revoke your proxy in writing you must indicate the number of shares to which such revocation relates. The written notification revoking your proxy or a later-dated signed proxy card changing your vote must arrive before the annual meeting takes place in order to be acknowledged and reflected in the vote.

If you are a beneficial owner of CKX stock and you instructed a broker or other nominee to vote your shares, you must follow your broker’s directions for changing those instructions.

If an adjournment occurs, it will have no effect on the ability of stockholders as of the Record Date to exercise their voting rights or to revoke any previously delivered proxies. We do not expect to adjourn the annual meeting for a period of time long enough to require the setting of a new record date for such meeting.

Adjournments

Although it is not expected, the annual meeting may be adjourned in the absence of a quorum for the purpose of obtaining a quorum. Any adjournment may be made without notice, other than by an announcement made at the annual meeting. Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow CKX stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Solicitation of Proxies and Expenses of Solicitation

CKX generally will bear the cost of the solicitation of proxies in the enclosed form from our stockholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, telegram, letter, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokerage houses and other custodians, nominees and fiduciaries forward copies of the proxy and other soliciting materials to the beneficial owners of stock held of record by such persons and request authority for the exercise of proxies. In those cases, we will reimburse such company’s custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with doing so.

CKX BOARD OF DIRECTORS

The Company’s board of directors is currently comprised of 13 members: Robert F.X. Sillerman (Chairman), Edwin M. Banks, Edward Bleier, Jerry L. Cohen, Michael G. Ferrel, Simon Fuller, Carl D. Harnick, Jack Langer, John D. Miller, Bruce Morrow, Priscilla Presley, Mitchell J. Slater and Howard J. Tytel. On November 20, 2008, Michael G. Ferrel, a director and President of the Company since May 2005, notified the Company that he was resigning from his position as President of the Company effective as of the date of the 2008 annual meeting of stockholders. In connection with his resignation, Mr. Ferrel also informed the Company that he would not stand for re-nomination to the Company’s board of directors. Following his resignation, Mr. Ferrel will serve as a consultant to the Company. In notifying the Company of his intention to step down from his executive role and directorship, Mr. Ferrel, who is a resident of Massachusetts, cited his desire to spend more time with his family and to focus on personal investments.

On November 20, 2008, Bruce Morrow, a director of Company since February 2005, notified the Company that he would not seek re-nomination or re-election to the Company’s board of directors at the 2008 annual meeting of stockholders. Mr. Morrow cited an increased business schedule, primarily related to his weekly radio broadcast on Sirius XM Satellite Radio, as the primary reason for his decision not to continue on the board.

As a result of Messrs. Ferrel and Morrow not standing for re-election, the Company’s board of directors will decrease the size of the board from 13 members to 11 members effective as of the date of the Company’s annual meeting of stockholders.

During 2007, the board of directors held 10 meetings and acted by unanimous written consent 5 times. Every director attended at least 75% of the meetings of the board of directors, either in person or telephonically, except for Mr. Morrow. Members of each committee attended all meetings of their respective committees.

Corporate Governance Guidelines

The Company has Corporate Governance Guidelines which provide, among other things, that a majority of the Company’s board of directors must meet the criteria for independence required by The NASDAQ Stock Market® and that the Company shall at all times have an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, which committees will be made up entirely of independent directors. The Corporate Governance Guidelines also outline director responsibilities, provide that the board of directors shall have full and free access to officers and employees of the Company and require the board of directors to conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Corporate Governance Guidelines can be found on the Company’s website at www.ckx.com.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics, which is applicable to all our employees and directors, including our Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer and Director of Legal and Governmental Affairs. The Company also maintains a separate Code of Ethics for Senior Financial Management which applies to our Chief Executive Officer, Chief Financial Officer and other officers in our finance department. The Code of Business Conduct and Ethics was filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Current Report on Form 8-K, filed on February 8, 2005 and can also be found on the Company’s website at www.ckx.com.

Board Committees

The following chart sets forth the current membership of each board committee and the number of meetings held during 2007. The board of directors reviews and determines the membership of the committees at least annually.

		Number of
Committee	Members	Meetings

Audit Committee	Carl D. Harnick (Chairman) Jack Langer John D. Miller	10
Compensation Committee	John D. Miller (Chairman) Edward Bleier Jack Langer	5
Nominating and Corporate Governance Committee	Jack Langer (Chairman) Edward Bleier Jerry Cohen	1

Information about the committees, their respective roles and responsibilities and their charters is set forth below.

Audit Committee

The Audit Committee is comprised of Messrs. Harnick, Langer and Miller. Mr. Harnick is the Chairman of the Audit Committee. The Audit Committee assists our board of directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including the selection of our outside auditors, review of the financial reports and other financial information we provide to the public, our systems of internal accounting, financial and disclosure controls and the annual independent audit of our financial statements.

All members of the Audit Committee are independent within the meaning of the rules and regulations of the SEC, the requirements of The NASDAQ Stock Market® and our Corporate Governance Guidelines. In addition, Mr. Harnick is qualified as an audit committee financial expert under the regulations of the SEC and has the accounting and related financial management expertise required by The NASDAQ Stock Market®. The Audit Committee’s charter is attached to this proxy statement as Annex A and can also be found on the Company’s website at www.ckx.com.

Compensation Committee

The Compensation Committee is comprised of Messrs. Miller, Bleier and Langer. Mr. Miller is the Chairman of the Compensation Committee. The Compensation Committee represents our Company in reviewing and approving the executive employment agreements with our Chief Executive Officer, President, Chief Operating Officer, Director of Legal and Governmental Affairs and Chief Financial Officer. The Compensation Committee also reviews management’s recommendations with respect to executive compensation and employee benefits and is authorized to act on behalf of the board of directors with respect thereto. The Compensation Committee also administers the Company’s stock option and incentive plans, including our 2005 Omnibus Long-Term Incentive

Compensation Plan. All members of the Compensation Committee are independent within the meaning of the rules and regulations of the SEC, the requirements of the NASDAQ Stock Market® and our Corporate Governance Guidelines. The Compensation Committee’s charter can be found on the Company’s website at www.ckx.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Messrs. Bleier, Cohen and Langer. Mr. Langer is the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for recommending qualified candidates to the board for election as directors of our Company, including the slate of directors proposed by our board of directors for election by stockholders at our annual meetings of stockholders. The Nominating and Corporate Governance Committee also advises and makes recommendations to the board of directors on all matters concerning directorship practices and recommendations concerning the functions and duties of the committees of the board of directors. To assist in formulating such recommendations, the Nominating and Corporate Governance Committee utilizes feedback that it receives from the board of directors’ annual self-evaluation process, which it oversees and which includes a committee and director self-evaluation component. The Nominating and Corporate Governance Committee developed and recommended to the board of directors Corporate Governance Guidelines and will review, on a regular basis, the overall corporate governance of our Company. All members of the Nominating and Corporate Governance Committee are independent within the meaning of the rules and regulations of the SEC, the requirements of the NASDAQ Stock Market® and our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee’s charter can be found on the Company’s website at www.ckx.com.

When considering the nomination of directors for election at an annual meeting of stockholders or, if applicable, a special meeting of stockholders, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills and the extent to which the candidate would fill a present need on the board of directors. The Nominating and Governance Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. The process may also include interviews and all necessary and appropriate inquiries into the background and qualifications of possible candidates. The Nominating and Corporate Governance Committee does not currently have a policy whereby it will consider recommendations from stockholders for its director nominees, though it intends to adopt such a policy during the Company’s 2009 fiscal year.

Communications by Stockholders with Directors

The Company encourages stockholder communications to the CKX board of directors and/or individual directors. Stockholders who wish to communicate with the CKX board of directors or an individual director should send their communications to the care of Kraig G. Fox, Secretary, CKX, Inc., 650 Madison Avenue, New York, New York 10022. Communications regarding financial or accounting policies should be sent to the attention of the Chairman of the Audit Committee. Mr. Fox will maintain a log of such communications and will transmit as soon as practicable such communications to the Chairman of the Audit Committee or to the identified individual director(s), although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by Mr. Fox.

Director Attendance at Annual Meetings

CKX will make every effort to schedule its annual meeting of stockholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules. All directors are encouraged to attend the CKX annual meeting of stockholders.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Employee directors do not receive any separate compensation for their board service. Non-employee directors receive the compensation described below.

For 2007, non-employee directors received an annual fee of $80,000, paid half in cash and half in shares of restricted Common Stock, or at their election all in shares of restricted Common Stock (see below), plus $1,000 for attendance at each meeting of our board of directors and $750 for attending each meeting of a committee of which he is a member. The chairperson of the Audit Committee received an additional annual fee of $50,000 and each of the other members of the Audit Committee received an additional fee of $10,000 for serving on the Audit Committee, all of which were paid in cash. The chairpersons of each other committee received an additional annual fee of $10,000 and each of the other members of such committees received an additional annual fee of $5,000, all of which were paid in cash. All non-employee directors have the option to elect to receive 100% of their compensation in shares of restricted Common Stock. The Company pays non-employee directors on a quarterly basis and prices all grants of Common Stock at the closing price on the last day of the quarter for which such fees relate

Messrs. Edwin Banks, Jerry Cohen and John Miller were members of a special committee formed to evaluate and oversee CKX’s proposed merger transaction with 19X, Inc. and its investments in FX Luxury Realty LLC and its successor, FX Real Estate and Entertainment Inc. Each special committee member was compensated for serving as a member of the special committee. The CKX board of directors authorized these payments to compensate the members of the special committee for the significant additional time commitment required of them in connection with their duties and responsibilities as members of the special committee. Each member of the special committee received a monthly fee of $7,500 for April, May and September 2007, which were the months that involved the greatest level of work and time commitment from the members of the committee. For the months of June, July, August, October, November and December 2007, the members of the special committee received $2,500 per month which they continued to receive through October 2008 in connection with the merger transaction. For the year ended December 31, 2007, each member of the special committee received special committee fees totaling $37,500.

In addition, the independent members of CKX’s board of directors (which includes the members of the special committee) met numerous times to discuss and consider the merger transaction, the investment by CKX in FX Luxury Realty, LLC and the subsequent amendments to the merger transaction. As compensation for the additional time commitment involved in such meetings, the independent members of our board of directors who are not members of the special committee (Messrs. Bleier, Harnick, Langer and Morrow) were paid a meeting fee of $750, the same fee such directors receive for attending a meeting of a committee of the board of directors, for attendance at such meetings. For the year ended December 31, 2007, each independent director received special meeting fees totaling $6,750.

The total compensation received by our non-employee directors during fiscal year 2007 is shown in the following table (1):

	Fees Earned or	Stock
	Paid in Cash	Awards		Total
Name	($)	($)(2)		($)

Edwin M. Banks	$85,125	$38,130		$123,255
Edward Bleier	$70,625	$64,290		$134,915
Jerry L. Cohen(3)	$13,250	$144,532		$157,782
Carl D. Harnick	$116,375	$99,930	(4)	$216,305
Jack Langer	$89,250	$187,890	(5)	$277,140
John D. Miller	$115,375	$64,290		$179,665
Bruce Morrow	$52,125	$64,290		$116,415

(1)	Represents compensation actually paid during the year ended December 31, 2007, which includes compensation for the fourth quarter of 2006 and the first three quarters of 2007.

(2)	All stock awards are made in shares of Common Stock and are granted under the Company’s 2005 Omnibus Long-Term Incentive Compensation Plan. In 2007, Mr. Cohen received 9,513 shares and each of Messrs. Banks, Bleier, Harnick, Langer, Miller and Morrow received 3,130 shares.

(3)	Mr. Cohen elected to receive all his director compensation in shares of Common Stock.

(4)	Includes 2,500 shares of Common Stock that ceased to be subject to forfeiture on January 7, 2007 and 2,500 shares of Common Stock that vested on June 27, 2007. All 5,000 of such shares of restricted Common Stock were granted in June 2005 in consideration for services provided in connection with the completion of the Company’s June 2005 public offering that went beyond the normal requirements of serving as a director or on a committee of the board of directors, as well as for Mr. Harnick’s commitment to continue to serve as chairman of the Audit Committee for a period of five years.

(5)	Includes 5,000 shares of Common Stock that ceased to be subject to forfeiture on January 7, 2007 and 5,000 shares of Common Stock that vested on June 27, 2007. All 10,000 of such shares of restricted Common Stock were granted in June 2005 in consideration for services provided in connection with the completion of the Company’s June 2005 public offering that went beyond the normal requirements of serving as a director or on a committee of the board of directors, as well as for Mr. Langer’s commitment to continue to serve as a financial expert on the board of directors as well as Chairman of the Nominating and Corporate Governance Committee for a period of five years

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth information regarding the number of shares of CKX common stock beneficially owned on November 7, 2008 by each person who is known by us to beneficially own 5% or more of our common stock, each of our directors and executive officers, and all of our directors and executive officers, as a group.

A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the exercise of options and warrants or the conversion of convertible securities. Accordingly, common stock issuable upon exercise of options and warrants that are currently exercisable or exercisable within 60 days of November 7, 2008 have been included in the table with respect to the beneficial ownership of the person or entity owning the options and warrants, but not with respect to any other persons or entities.

Applicable percentage of ownership for each holder is based on 97,456,855 shares of our common stock outstanding on November 7, 2008, plus any presently exercisable stock options and warrants held by each such holder, and options and warrants held by each such holder that will become exercisable or convertible within 60 days after such date. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Except as otherwise set forth below, the address of each of the persons listed below is c/o CKX, Inc., 650 Madison Avenue, New York, New York 10022.

	Shares
	Beneficially		Percentage of
Name and Address of Beneficial Owner	Owned		Common Stock

Beneficial Owners of 5% or More
The Huff Alternative Fund, L.P.	14,011,538	(1)	14.4%
Directors and Executive Officers:
Robert F.X. Sillerman	30,372,661	(2)	31.2%
Michael G. Ferrel(14)	1,814,112	(3)	1.9%
Mitchell J. Slater	3,090,403	(4)	3.2%
Howard J. Tytel	2,665,494	(5)	2.7%
Simon Fuller	1,707,315	(6)	1.8%
Thomas P. Benson	1,390,780		1.4%
Edwin M. Banks	7,779	(7)	*
Edward Bleier	19,402	(8)	*
Jerry L. Cohen	30,653	(9)	*
Carl D. Harnick	42,402	(10)	*
Jack Langer	67,402	(11)	*
John D. Miller	317,402	(12)	*
Bruce Morrow(14)	167,402	(13)	*
Priscilla Presley	6,000		*
All directors and executive officers as a group (14 individuals)	41,699,207		42.8%

*	Represents less than 1%.

(1)	Includes shares of common stock owned of record by an affiliated limited partnership of The Huff Alternative Fund, L.P. William R. Huff possesses the sole power to vote and dispose of all securities of CKX held by these two Huff entities, subject to certain internal compliance procedures.

(2)	Includes (i) 26,816,269 shares of common stock owned of record by Mr. Sillerman (3,339,350 of which are payable to the Company as a termination fee pursuant to the merger agreement, dated as of June 1, 2007, among the Company, 19X, Inc. and 19X Acquisition Corp., as amended), (ii) 1,000,000 shares of common stock owned of record by Laura Baudo Sillerman, Mr. Sillerman’s spouse; and (iii) 2,556,392 shares of common stock owned of record by Sillerman Capital Holdings, L.P., a limited partnership controlled by Mr. Sillerman through a trust for the benefit of Mr. Sillerman’s descendants.

(3)	Includes 1,814,112 shares of common stock owned of record by Mr. Ferrel.

(4)	Includes: (i) 2,591,968 shares of common stock owned of record by Mr. Slater; and (ii) 498,435 shares of common stock owned of record by Mitchell J. Slater 2004 GRAT.

(5)	Includes: (i) 2,126,232 shares of common stock owned of record by Mr. Tytel and Sandra Tytel, Mr. Tytel’s spouse, as tenants in common with rights of survivorship; (ii) 419,262 shares of common stock owned of record by the Sandra Tytel 1998 Trust for the benefit of Jennifer Tytel; and (iii) 120,000 shares of Common stock owned by the Tytel Family Foundation. 302,044 of the shares of Common stock held by Mr. Tytel and Sandra Tytel, as tenants in common, are pledged to an investment bank as security for a margin loan account.

(6)	Includes 1,507,315 shares of common stock issued in connection with our acquisition of 19 Entertainment Limited and 200,000 shares of restricted common stock issued pursuant to our 2005 Omnibus Long-Term Incentive Compensation Plan that will vest upon effectiveness of the merger.

(7)	Issued pursuant to our 2005 Omnibus Long-Term Incentive Compensation Plan

(8)	Includes 17,402 shares of restricted common stock issued pursuant to our 2005 Omnibus Long-Term Incentive Compensation Plan and 2,000 shares of common stock purchased on the open market.

(9)	Issued pursuant to our 2005 Omnibus Long-Term Incentive Compensation Plan. Mr. Cohen has elected to received all of his director compensation in shares of common stock.

(10)	Includes: (i) 17,402 shares of restricted common stock issued pursuant to our 2005 Omnibus Long-Term Incentive Compensation Plan; and (ii) 25,000 shares of restricted common stock granted in June 2005 in consideration for services provided in connection with the completion of our June 2005 public offering that went beyond the normal requirements of serving as a director or on a committee of the board of directors, as well as for Mr. Harnick’s commitment to continue to serve as chairman of the Audit Committee for a period of five years. One half of the shares received by Mr. Harnick are subject to restrictions which lapse ratably over five years, beginning on the first anniversary of the date of the grant, and the remaining shares are subject to forfeiture, on a pro rata basis, in the event Mr. Harnick voluntarily resigns his position prior to the expiration of the five-year term. Of the 25,000 shares granted in June 2005, 10,000 remain subject to restrictions or forfeiture.

(11)	Includes: (i) 17,402 shares of restricted common stock issued pursuant to our 2005 Omnibus Long-Term Incentive Compensation Plan; and (ii) 50,000 shares of restricted common stock granted in June 2005 in consideration for services provided in connection with the completion of the our public offering that went beyond the normal requirements of serving as a director or on a committee of the board of directors, as well as for Mr. Langer’s commitment to continue to serve as a financial expert on the board of directors and chairman of the Nominating and Corporate Governance Committee for a period of five years. One half of the shares received by Mr. Langer are subject to restrictions which lapse ratably over five years, beginning on the first anniversary of the date of the grant, and the remaining shares are subject to forfeiture, on a pro rata basis, in the event Mr. Langer voluntarily resigns his position prior to the expiration of the five-year term. Of the 50,000 shares granted in June 2005, 20,000 remain subject to restrictions or forfeiture.

(12)	Includes: (i) 17,402 shares of restricted common stock issued pursuant to our 2005 Omnibus Long-Term Incentive Compensation Plan; and (ii) 300,000 shares of common stock acquired by Mr. Miller in connection with his ownership of membership interests in RFX Acquisition LLC.

(13)	Includes: (i) 17,402 shares of restricted common stock issued pursuant to our 2005 Omnibus Long-Term Incentive Compensation Plan; and (ii) 150,000 shares of common stock acquired by Mr. Morrow in connection with his ownership of membership interests in RFX Acquisition LLC.

(14)	Mr. Ferrel will resign as President of the Company, effective as of the date of the 2008 annual meeting of stockholders, and Messrs. Ferrel and Morrow have determined not to stand for re-election to the Company’s board of directors.

Securities Authorized for Issuance Under Equity Compensation Plans

The table below shows information with respect to our equity compensation plans and individual compensation arrangements as of December 31, 2007.

(a)
	Number of	(b)
	Securities to be	Weighted-Average	(c)
	Issued Upon	Exercise Price of	Number of
	Exercise of	Outstanding	Securities
	Outstanding	Options,	Remaining
	Options, Warrants	Warrants and	Available for
Plan Category	and Rights	Rights	Future Issuance
	(#)	($)	(#)

Equity compensation plans approved by security holders	508,500	12.64	3,242,706
Equity compensation plans not approved by security holders	—	—	—

For a description of our 2005 Omnibus Long-Term Incentive Compensation Plan, see “Executive Compensation and Related Matters — Components of Compensation for Named Executive Officers”.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors, officers and persons who own more than 10% of our outstanding Common Stock to file with the SEC initial reports of ownership and changes in ownership of our Common Stock. Such individuals are also required to furnish us with copies of all such ownership reports they file.

Based solely on information furnished to us and contained in reports filed with the SEC, as well as any written representations that no other reports were required, the Company believes that during 2007, all SEC filings of its directors and executive officers and persons who own more than 10% of its outstanding Common Stock were timely filed.

EXECUTIVE OFFICERS AND DIRECTORS OF CKX, INC.

The following table sets forth information regarding our executive officers and directors.

Name	Age	Position

Robert F.X. Sillerman	60	Chief Executive Officer, Chairman of the Board
Michael G. Ferrel	59	President, Director, Member of the Office of the Chairman
Mitchell J. Slater	47	Senior Executive Vice President, Chief Operating Officer, Director, Member of the Office of the Chairman
Howard J. Tytel	62	Senior Executive Vice President, Director of Legal and Governmental Affairs, Director, Member of the Office of the Chairman
Thomas P. Benson	46	Executive Vice President, Chief Financial Officer, Treasurer, Director
Simon Fuller	48	Chief Executive Officer, 19 Entertainment Limited, Director, Member of the Office of the Chairman
Edwin M. Banks	46	Director
Edward Bleier	79	Director
Jerry L. Cohen	75	Director
Carl D. Harnick	74	Director
Jack Langer	59	Director
John D. Miller	62	Director
Bruce Morrow	73	Director
Priscilla Presley	63	Director

Robert F.X. Sillerman was appointed Chief Executive Officer and Chairman of the Board of Directors effective February 7, 2005. Since January 10, 2008, Mr. Sillerman has also served as Chairman and Chief Executive Officer of FX Real Estate and Entertainment Inc. Mr. Sillerman was Chairman of FXM, Inc., a private investment firm, from August 2000 through February 2005. Mr. Sillerman is the founder and has served as managing member of FXM Asset Management LLC, the managing member of MJX Asset Management, a company principally engaged in the management of collateralized loan obligation funds, from November 2003 through the present. Prior to that, Mr. Sillerman served as the Executive Chairman, a Member of the Office of the Chairman and a director of SFX Entertainment, Inc. from its formation in December 1997 through its sale to Clear Channel Communications, in August 2000.

Michael G. Ferrel was appointed President, director and Member of the Office of the Chairman on May 19, 2005. Prior to that, Mr. Ferrel was President and Chief Executive Officer of FXM, Inc. since August 2000. Mr. Ferrel served as President, Chief Executive Officer, Member of the Office of the Chairman and a director of SFX Entertainment from December 1997 through August 2000. Mr. Ferrel will resign from his position as President of the Company effective as of the date of the 2008 annual meeting of stockholders. In connection with his resignation, Mr. Ferrel also will not stand for re-election to the Company’s board of directors. Following his resignation, Mr. Ferrel will serve as a consultant to the Company.

Mitchell J. Slater was appointed Senior Executive Vice President, Chief Operating Officer, director and Member of the Office of the Chairman effective February 7, 2005. Prior to that, Mr. Slater was Executive Vice President of FXM, Inc. since August 2000. Mr. Slater served as Executive Vice President of SFX Entertainment from January 1997 through August 2000. Mr. Slater also owns The Slater Group, a private investment company, established in 2001, that owned Metropolitan Entertainment, an independent concert promotion company. Mr. Slater served as Executive Chairman of Metropolitan from March 2002 through the sale of that company in December 2002. Mr. Slater is the President and serves on the Board of Directors of LIFEbeat — The Music Industry Fights AIDS. Mr. Slater also serves as a Trustee of the Garden School.

Howard J. Tytel was appointed Senior Executive Vice President, Director of Legal and Governmental Affairs, director and Member of the Office of the Chairman effective February 7, 2005. Prior to that, since August 2000, Mr. Tytel was Executive Vice President and Director of Legal and Governmental Affairs of FXM, Inc. Mr. Tytel served as Executive Vice President, General Counsel, Secretary and a director of SFX Entertainment from December 1997 through August 2000. In January 1999, Mr. Tytel was elected as a Member of the Office of the Chairman of SFX Entertainment.

Thomas P. Benson was appointed Executive Vice President, Chief Financial Officer and Treasurer effective February 7, 2005. Since January 10, 2008, Mr. Benson has also served as Chief Financial Officer and a director of FX Real Estate and Entertainment Inc. Mr. Benson also serves as Executive Vice President and Chief Financial Officer of MJX Asset Management, and serves on the management advisory committee of FXM Asset Management. Mr. Benson has been with MJX since November 2003. Mr. Benson was Chief Financial Officer at FXM, Inc. from August 2000 until February 2005. Mr. Benson served as a Senior Vice President and Chief Financial Officer of SFX Entertainment from March 1999 to August 2000, and as the Vice President, Chief Financial Officer and a director of SFX Entertainment from December 1997.

Simon Fuller has served as Chief Executive Officer of 19 Entertainment Limited since founding the company in 1985, and he was appointed as a director and Member of the Office of the Chairman on July 28, 2005. While at 19 Entertainment, Mr. Fuller has been responsible for the creation and development of many successful ventures, including the Spice Girls, S Club 7, the management of David and Victoria Beckham and artists such as Annie Lennox and Cathy Dennis, and the development of the Pop Idol and American Idol series. Prior to forming 19 Entertainment, from 1981 to 1985, Mr. Fuller worked at Chrysalis Music in music publishing (Chrysalis Music Limited) and A&R (Chrysalis Records). Since January 2000, Mr. Fuller has been an investor in and director of Popworld Limited, a multi-artist pop music brand and online portal with online and offline brand relationships with commercial partners.

Edwin M. Banks was appointed to our board of directors on February 8, 2005. Mr. Banks is a founder of Washington Corner Capital Management, LLC, an investment management company. Mr. Banks served as the Chief Investment Officer of WRH Partners, a private investment firm, and as a Senior Portfolio Manager for

W. R. Huff Asset Management Co., L.L.C., an investment management firm, from June 1988 through October 2006. Mr. Banks is currently a director of Virgin Media, where he serves as the chairman of the compensation committee, and CVS Caremark, Inc.

Edward Bleier was appointed to our board of directors on February 7, 2005. Mr. Bleier is a director of RealNetworks, Inc., a leading Internet creator of digital media services and software. For 34 years, until his retirement as Senior Advisor in December 2003, Mr. Bleier was an executive of Warner Bros., Inc. From 1986 through 2000, he was President of the division responsible for broadcast and cable networks, pay-television and video-on-demand. He also previously served on Warner Communications’ strategy committee, as President of Warner Bros. Animation, and oversaw the broadcast of certain sports properties. In May 2005, Mr. Bleier was appointed to the Board of Directors of Blockbuster, Inc. and is also on the advisory board of Drakontas, Inc. He is a member of the Council on Foreign Relations and serves as a trustee of The Charles A. Dana Foundation. He is the author of the New York Times’ best selling book entitled “The Thanksgiving Ceremony.”

Jerry L. Cohen was appointed to our board of directors on February 7, 2005. Mr. Cohen has associated for more than nine years with Tishman Speyer, one of the largest and oldest real estate development organizations in the United States. Prior to that, from 1992 to 1998, Mr. Cohen was Vice Chair and a member of the Board of Directors of Cushman & Wakefield, Inc. Mr. Cohen is a partner of Yankee Global Enterprises. Mr. Cohen is a member of the Board of Overseers of New York University’s Stern School of Business.

Carl D. Harnick was appointed to our board of directors on February 7, 2005. Mr. Harnick served as Vice President and Chief Financial Officer of Courtside Acquisition Corp from March 18, 2005 through July 2007. Mr. Harnick was a partner with Ernst & Young and its predecessor for thirty years, retiring from the firm in September 1997. Since leaving Ernst & Young, Mr. Harnick has provided financial consulting services to various organizations, including Alpine Capital, a private investment firm, at various times since October 1997. He was a director of Platinum Entertainment, Inc., a recorded music company, from April 1998 through June 2000, Classic Communications, Inc., a cable television company, from January 2000 through January 2003, and Sport Supply Group, Inc., a direct mail marketer of sporting goods, from April 2003 through August 2004. Mr. Harnick has been the Treasurer as well as a Trustee for Prep for Prep, a charitable organization, for more than fifteen years.

Jack Langer was appointed to our board of directors on February 7, 2005. Mr. Langer is a private investor. From April 1997 to December 2002, Mr. Langer was Managing Director and the Global Co-Head of the Media Group at Lehman Brothers Inc. From 1995 to 1997, Mr. Langer was the Managing Director and Head of Media Group at Bankers Trust & Company. From 1990 to 1994, Mr. Langer was Managing Director and Head of Media Group at Kidder Peabody & Company, Inc. Mr. Langer also serves on the Board of Directors of SBA Communications Corp., and Atlantic Broadband Group.

John D. Miller was appointed to our board of directors on February 7, 2005. Mr. Miller is the Chief Investment Officer of W.P. Carey & Co. LLC, a net lease real estate company. Mr. Miller is also a founder and Non-Managing Member of StarVest Partners, L.P., a $150 million venture capital investment fund formed in 1998. From 1995 to 1998 Mr. Miller was President of Rothschild Ventures Inc., the private investments unit of Rothschild North America, a subsidiary of the worldwide Rothschild Group. He was also President and CEO of Equitable Capital Management Corporation, an investment advisory subsidiary of The Equitable where he worked for 24 years beginning in 1969.

Bruce Morrow was appointed to our board of directors on February 7, 2005. Since July 2005, Mr. Morrow has been hosting three regularly scheduled weekly broadcasts for Sirius XM Satellite Radio. Prior to joining Sirius, Mr. Morrow was an on-air personality at WCBS-FM from 1982 through June 2005, most recently hosting two radio broadcast shows, “Cousin Brucie’s Yearbook” and “Cousin Brucie’s Saturday Night Party.” Mr. Morrow has worked in the New York radio market since 1961. Mr. Morrow was inducted into the Radio Hall of Fame in 1987, the Broadcasting & Cable Hall of Fame in 1990 and more recently, the National Association of Broadcasters Hall of Fame. Mr. Morrow is the President of Variety, The Children’s Charity. Mr. Morrow was the Chairman of the Board of Directors of Multi-Market Radio, Inc. until its sale to SFX Broadcasting in November 1996. Mr. Morrow will not stand for re-election to the Company’s board of directors at the 2008 annual meeting of stockholders.

Priscilla Presley was appointed to our board of directors by the holder of the Series C Convertible Preferred Stock on February 8, 2005. Ms. Presley has been a director of Metro-Goldwyn-Mayer Inc. since November 2000. From 1981 to 1998, Ms. Presley served as Chairperson of Elvis Presley Enterprises, Inc. In 2006, Ms. Presley launched a collection of luxury bed linens called “The Priscilla Presley Collection.” Ms. Presley is currently working in an executive producer capacity on a remake of the Peter Sellers film, “The Party,” with Darren Star and Dreamworks and is developing a play based on her life story.

RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions

Under the terms of their employment agreements, certain employees of the Company, including Messrs. Tytel and Benson, are permitted to spend a portion of their time providing services for Mr. Sillerman and MJX Asset Management LLC, a company managed by Mr. Sillerman in which Messrs. Ferrel, Tytel, Slater and Benson are also investors. In addition, certain non-management employees of the Company provide services for Mr. Sillerman and/or MJX Asset Management LLC. The compensation committee of the Company’s board of directors reviews the amount of time spent on outside endeavors by the Company’s employees on a quarterly basis, and to the extent the compensation committee believes any such employee is engaging in outside activities at a level whereby he is being compensated by the Company for the time spent on such outside activities, the compensation committee may require that the employee reduce the level of outside services being performed, and further, may require that the recipient of such services (either Mr. Sillerman or MJX Asset Management LLC) reimburse the Company for the compensation attributable to the time spent thereon. In 2007, the compensation committee determined that certain non-management employees of the Company had provided services to MJX Asset Management LLC and/or Mr. Sillerman with an aggregate value of $128,120. Mr. Sillerman’s salary for the year ended December 31, 2007 was reduced by such amount to compensate the Company for such services. In 2006, the compensation committee determined that employees of the Company had provided services to MJX Asset Management LLC and/or Mr. Sillerman with an aggregate value of $120,817. Mr. Sillerman’s salary for the year ended December 31, 2006 was reduced by such amount to compensate the Company for such services.

Merger Agreement

On June 1, 2007, CKX entered into an Agreement and Plan of Merger (as amended on August 1, 2007, September 27, 2007, January 23, 2008 and May 27, 2008 the “Merger Agreement”) with 19X, Inc., a Delaware corporation (“19X” or “Parent”), and 19X Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). 19X was initially formed for an unrelated purpose and has had no operations or business other than as contemplated by the Merger Agreement, including the related financings. Robert F.X. Sillerman, Chairman and Chief Executive Officer of CKX, and Simon R. Fuller, a director of CKX and the Chief Executive Officer of 19 Entertainment Limited, a wholly owned subsidiary of CKX, are the sole current stockholders of 19X.

On November 1, 2008, 19X delivered a letter to the Board of Directors of CKX terminating the Merger Agreement. In terminating the Merger Agreement, 19X cited the extraordinary national and global economic conditions that made it impossible to consummate the transaction. Pursuant to the terms of the Merger Agreement, 19X is required to pay a termination fee of $37,500,000. 19X has notified the Company that, as permitted under the Merger Agreement, it has elected to pay $37,000,000 of the termination fee by delivery of 3,339,350 shares of CKX common stock, at the assumed valuation provided for in the Merger Agreement of $11.08 per share, with the remainder of the termination fee ($500,000) to be paid in cash. 19X has further confirmed that the termination fee will be paid in full within thirty (30) days of the termination date.

Affiliated Elements of Transaction

As described above, 19X is owned and controlled by Robert F.X. Sillerman, our Chairman and Chief Executive Officer, and Simon R. Fuller, a director of CKX and the Chief Executive Officer of 19 Entertainment Limited, a wholly owned subsidiary of CKX.

Approval Process

CKX’s Board of Directors, acting upon the unanimous recommendation of a special committee comprised entirely of independent directors (the “Special Committee”), (except for Messrs. Sillerman, Fuller and Ms. Presley, who abstained) unanimously approved the Merger Agreement and the transactions contemplated thereby and recommended that CKX’s stockholders adopt the Merger Agreement and approve the Merger. The Special Committee engaged Houlihan, Lokey, Howard & Zukin, Inc. (“Houlihan Lokey”) to serve as independent financial advisor to the Special Committee. On May 27, 2008, Houlihan Lokey delivered an opinion to the Special Committee and the Board of Directors that as of the date of the opinion, the merger consideration to be received by holders of the Company’s Common Stock under the Merger Agreement was fair from a financial point of view to such holders (other than holders of Common Stock that are affiliated with Parent).

Transactions Involving FX Real Estate and Entertainment Inc. and FX Luxury Realty, LLC

During 2007, the Company engaged in a series of transactions with FX Real Estate and Entertainment Inc. (“FXRE”) [NASDAQ: FXRE] and FX Luxury Realty, LLC (“FXLR”), each of which is described below.

Investment in FX Luxury Realty

On June 1, 2007, the Company acquired 50% of the newly issued common membership interests in FXLR. The consideration for the acquired interests was $100 million, paid in cash at closing. At the time of CKX’s investment in FXLR, FXLR owned a 50% interest in entities (the “Metroflag Entities”) that collectively own and control the Park Central Property and had entered into a binding agreement to acquire the other 50% of such entities. The acquisition of the remaining 50% of the Metroflag Entities, which gave FXLR 100% ownership and control of the Park Central Property, closed on July 6, 2007.

License Agreements

Simultaneous with the CKX investment in FXLR, FXLR entered into a worldwide license agreement with Elvis Presley Enterprises, Inc. (“EPE”), a 85% owned subsidiary of CKX, granting FXLR the exclusive right to utilize Elvis Presley-related intellectual property in connection with the development, ownership and operation of Elvis Presley-themed hotels, casinos and certain other real estate-based projects and attractions around the world. FXLR also entered into a worldwide license agreement with Muhammad Ali Enterprises LLC, a 80% owned subsidiary of CKX (the “Ali Business”), granting FXLR the right to utilize Muhammad Ali-related intellectual property in connection with Muhammad Ali-themed hotels and certain other real estate-based projects and attractions. Under the terms of the license agreements, FXLR is required to pay to EPE and the Ali Business an amount equal to 3% of the gross revenue generated at the properties that incorporate the Elvis Presley and Muhammad Ali intellectual property, as applicable, and 10% of gross revenues generated from the sale of related merchandise. FXLR is required to pay a guaranteed annual minimum royalty during each year of the agreement, which amount is recoupable against royalties paid during such year as described above. The aggregate guaranteed minimum royalty due for 2007 of $10.0 million, together with interest thereon of $350,000, was paid on April 1, 2008.

Reorganization of FX Luxury Realty into FX Luxury Real Estate and Entertainment

On September 26, 2007, CKX and other members of FXLR entered into a Contribution and Exchange Agreement pursuant to which each member of FXLR contributed its common membership interests in FXLR to FXRE in exchange for shares of common stock of FXRE. As a result of the reorganization, FXRE owns 100% of the outstanding common membership interests of FXLR.

CKX Loan to FXRE

On September 26, 2007, CKX entered into a Line of Credit Agreement with FXRE pursuant to which CKX agreed to loan up to $7.0 million to FXRE, $6.0 million of which was drawn down on September 26, 2007 and was evidenced by a promissory note dated September 26, 2007. The loan acrrued interest at LIBOR plus 600 basis points and was payable upon the earlier of (i) two years and (ii) the consummation by FXRE of an equity raise at or above $90.0 million. The loan was secured by a pledge of an aggregate of 972,762 shares of FXRE common stock held by Mr. Sillerman and Messrs. Paul Kanavos and Brett Torino, both of whom are shareholders and officers of FXRE. On April 17, 2008, FXRE paid all amounts outstanding under the loan, the Line of Credit Agreement terminated and the shares subject to the pledge referenced above were released. .

Additional FXRE Equity Investment

Also on September 26, 2007, CKX acquired an additional 0.742% of the outstanding capital stock of FXRE for a price of $1.5 million.

January 2008 CKX Distribution of FXRE Stock

In connection with the transactions contemplated under the Merger Agreement, on January 10, 2008, CKX distributed all of its shares of FXRE to its shareholders. As a result of this distribution each stockholder of CKX received two shares of FXRE common stock for every ten shares of CKX common or preferred stock held by such stockholder on the record date for the distribution. The total number of shares of FXRE common stock distributed to CKX stockholders was 19,743,349.

Affiliated Elements of Transactions

Mr. Sillerman, CKX’s Chairman and Chief Executive Officer, also serves as Chairman and Chief Executive Officer of FXRE. Mr. Sillerman owns approximately 29% of the outstanding equity of Flag Luxury Properties, which, prior to the investment in FXLR described above, owned 100% of FXLR and a 50% interest in the Metroflag Entities. Following the January 2008 Distribution, Mr. Sillerman owns approximately 30% of the outstanding common stock of FXRE. Mr. Sillerman pledged 324,254 shares of his FXRE common stock as security for the $7 million CKX loan described above. As referenced above, the pledged shares were released upon payment by FXRE of all amounts outstanding under the loan,.

Thomas P. Benson, CKX’s Chief Financial Officer, also serves as Chief Financial Officer of FXRE.

Approval Process

The Company’s Board of Directors, acting upon the unanimous recommendation of a special committee comprised entirely of independent directors (the “Special Committee”), (except for directors affiliated with FXLR, FXRE and Flag, who abstained) unanimously approved the license agreements and the Company’s original investment in FXLR. In addition, the Special Committee, acting on authority granted to it by the Board of Directors, unanimously approved the additional September 26, 2007 equity investment in FXRE and the loan by the Company to FXRE described above. The Special Committee engaged Houlihan Lokey to serve as independent financial advisor to the Special Committee. On June 1, 2007, Houlihan Lokey delivered opinions to the Special Committee and the board of directors that as of the date of the opinion, the terms of the investment in FXLR and the licenses were fair to the holders of the Company’s common stock (other than holders of Common Stock that are affiliated with Parent) from a financial point of view. In addition, the terms of the license agreements were approved by the minority equity owners of EPE and the Ali Business.

Shared Services Agreement

CKX is party to a shared services agreement with FXRE, pursuant to which certain of our employees, including members of senior management, provide services for FXRE, and certain of FXRE’s employees, including members of senior management, may provide services for CKX. The services provided pursuant to the shared services agreement include management, legal, accounting and administrative. The agreement expires on December 31, 2010 and can be extended or terminated with ninety days notice by either party.

Charges under the shared services agreement are made on a quarterly basis and are determined by taking into account a number of factors, including but not limited to, the overall type and volume of services provided, the individuals involved, the amount of time spent by such individuals and their current compensation rate with the Company with which they are employed. Each quarter, representatives of the parties meet to (i) determine the net payment due from one party to the other for provided services performed by the parties during the prior calendar quarter, and (ii) prepare a report in reasonable detail with respect to the provided services so performed, including the value of such services and the net payment due. The parties use their reasonable, good-faith efforts to determine the net payments due in accordance with the factors described in above. Quarterly charges are reviewed and approved by the Audit Committee of the Board of Directors prior to submission to FXRE.

Because the shared services agreement with FXRE constitutes an agreement with a related party, the agreement was reviewed and approved by the independent members of CKX’s board of directors. In addition, the agreement was reviewed and approved by a special committee of independent members of the board of directors of FXRE formed to evaluate and approve certain related party transactions.

For the year ended December 31, 2007, CKX received from FXRE $1.0 million for services, primarily accounting and legal support, performed under the shared services agreement. For the nine months ended September 30, 2008, CKX had received 1.3 million from FXRE under the shared services agreement.

Director Independence

Our board has determined that the following directors are independent within the meaning of the rules and regulations of The NASDAQ Stock Market®: Edwin M. Banks; Edward Bleier; Jerry L. Cohen; Carl D. Harnick; Jack Langer; John D. Miller; and Bruce Morrow. Mr. Morrow has determined not to stand for re-election to the Company’s board of directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The election of ten directors is proposed by the board of directors, each director to hold office, in accordance with the Company’s Certificate of Incorporation and Bylaws, for a term of one year or until his or her successor is duly elected and qualified. In addition, the holder of the Series C Preferred Stock has confirmed in writing its election of Ms. Presley to continue to serve as the Series C Director until the next annual meeting of stockholders or until her successor is duly elected and qualified. All of the director nominees are current members of the Company’s board of directors. On November 20, 2008, Michael G. Ferrel, a director and President of the Company since May 2005, notified the Company that he was resigning from his position as President of the Company effective as of the date of the 2008 annual meeting of stockholders. In connection with his resignation, Mr. Ferrel also informed the Company that he would not stand for re-nomination to the Company’s board of directors. Following his resignation, Mr. Ferrel will serve as a consultant to the Company. In notifying the Company of his intention to step down from his executive role and directorship, Mr. Ferrel, who is a resident of Massachusetts, cited his desire to spend more time with his family and to focus on personal investments.

On November 20, 2008, Bruce Morrow, a director of Company since February 2005, notified the Company that he would not seek re-nomination or re-election to the Company’s board of directors at the 2008 annual meeting of stockholders. Mr. Morrow cited an increased business schedule, primarily related to his weekly radio broadcast on Sirius XM Satellite Radio, as the primary reason for his decision not to continue on the board.

As a result of Messrs. Ferrel and Morrow not standing for re-election, the Company’s board of directors will decrease the size of the board from 13 members to 11 members effective as of the date of the Company’s annual meeting of stockholders.

In accordance with the board of director’s recommendation, the proxy holders will vote the shares covered by their respective proxies for the election of each of the ten director nominees set forth below (excluding the Series C Director), unless the stockholder gives instructions to the contrary. If, for any reason, any of the director nominees becomes unavailable for election, the proxy holders may exercise discretion to vote for substitute nominees proposed by the board of directors. Each of the director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

Director Nominees and Recommendation of our Board of Directors

Information about each director nominee, including the director’s business experience, independence status and service on the boards of directors of other publicly traded companies and investment companies, is set forth under “Executive Officers and Directors of CKX, Inc.”

Robert F.X. Sillerman	Not Independent
Simon Fuller	Not Independent
Mitchell J. Slater	Not Independent
Howard J. Tytel	Not Independent
Edwin M. Banks	Independent
Edward Bleier	Independent
Jerry L. Cohen	Independent
Carl D. Harnick	Independent
Jack Langer	Independent
John D. Miller	Independent

Our board of directors unanimously recommends that you vote “FOR” the election of each of the director nominees named above.

Series C Director

In addition to its right to vote in the general election of members to our board of directors, the holder of the Series C Preferred Stock is entitled to elect one member to the Company’s board of directors, referred to herein as the “Series C Director.” Ms. Priscilla Presley currently serves on our board of directors as the Series C Director and the holder of the Series C Preferred Stock has confirmed in writing its election of Ms. Presley to continue to serve as the Series C Director until the next annual meeting of stockholders or earlier removal by the holder of the Series C Preferred Stock in accordance with the Company’s Certificate of Incorporation. Ms. Presley has been deemed not to be an independent director. Holders of the Company’s Common Stock are not entitled to vote in the election of the Series C Director.

PROPOSAL No. 2

RATIFICATION OF THE APPOINTMENT OF

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2008, subject to stockholder ratification. The Audit Committee has reviewed Deloitte & Touche LLP’s independence from the Company as described in the “Report of the Audit Committee.” In appointing Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2008 and in recommending that the Company’s stockholders ratify the appointment, the Audit Committee has considered whether the non-audit services provided by Deloitte & Touche LLP were compatible with maintaining Deloitte & Touche LLP’s independence from the Company and has determined that such services do not impair Deloitte & Touche LLP’s independence.

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

Vote Required and Recommendation of our Board of Directors

The affirmative vote of a majority of the shares of the Company’s outstanding stock present in person at the annual meeting or represented by proxy is required for ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2008.

Our board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2008.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee currently consists of three directors, each of whom, in the judgment of the Company’s board of directors, is “independent” within the meaning of regulations of the SEC and the requirements of The NASDAQ Stock Market®. The Audit Committee is comprised of Messrs. Harnick, Langer and Miller. The board of directors has determined that Mr. Carl Harnick is an audit committee financial expert as defined in the rules of the SEC. The Audit Committee acts pursuant to a written charter that has been adopted by the Company’s board of directors. A copy of the charter is attached to this proxy statement as Annex A and can be found on the Company’s website at www.ckx.com.

Management is responsible for the Company’s internal controls, the financial reporting process and preparation of the consolidated financial statements of the Company. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon, and issuing a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. It should be noted that the Audit Committee members are not professionally engaged in the practice of accounting or auditing.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for its fiscal year ended December 31, 2007. The information contained in this report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007:

(1) The Audit Committee reviewed and discussed the audited financial statements with management;

(2) The Audit Committee discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the material required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, (as may be modified or supplemented); and

(3) The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence and satisfied itself as to the independence of the independent registered public accounting firm.

Based on the review and discussion referred to above, the Audit Committee recommended to the Company’s board of directors, and the board of directors has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC.

Members of the Audit Committee

Carl D. Harnick, Chairman
Jack Langer
John D. Miller

SERVICES PROVIDED BY THE INDEPENDENT PUBLIC ACCOUNTANT AND FEES PAID

The following table sets forth the fees paid by the Company and its subsidiaries for services rendered by Deloitte & Touche LLP for the years ended December 31, 2007 and December 31, 2006:

	2007	2006

Audit Fees(1)	$3,464,496	$3,194,176
Audit-Related Fees(2)	—	713,650
Tax Fees(3)	188,231	250,668
All Other Fees(4)	—	85,645

Total	$3,652,727	$4,244,139

(1)	Audit fees in 2007 include $950,889 related to work associated with the Company’s investment in FX Real Estate and Entertainment Inc. and the Company’s proposed merger transaction with 19X, Inc.

(2)	Audit-related fees in 2006 principally related to audits of the historical financial statements of acquired companies and acquisition targets.

(3)	Tax fees related to tax compliance, advice and planning.

(4)	All other fees in 2006 principally related to certain Sarbanes-Oxley facilitation services.

Audit Committee Pre-Approval of Services Provided by the Independent Public Accountant

The Audit Committee of the board of directors maintains a pre-approval policy with respect to material audit and non-audit services to be performed by the Company’s independent registered public accounting firm in order to assure that the provision of such services does not impair the accountant’s independence. Before engaging the independent registered public accounting firm to render a service, the engagement must be either specifically approved by the Audit Committee, or entered into pursuant to the pre-approval policy. Pre-approval authority may be delegated to one or more members of the Audit Committee. Any non-audit work by the Company’s independent registered public accounting firm that commences prior to approval by the Audit Committee is subject to a full refund of all fees paid by the Company.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

Compensation Committee

The Compensation Committee of the board of directors has responsibility for overseeing all aspects of the compensation program for the Chief Executive Officer and the other named executive officers of the Company who report to the Chief Executive Officer. In addition, the Committee reviews and approves the annual compensation packages, including incentive compensation programs, for the members of senior management of each of the Company’s subsidiaries and divisions. The Compensation Committee also administers the Company’s 2005 Omnibus Long-Term Incentive Compensation Plan. The Compensation Committee members are John Miller (Chairman), Edward Bleier and Jack Langer, all of whom have been deemed by the board of directors to be independent within the meaning of the rules and regulations of the SEC, our Company’s Corporate Governance Guidelines, the regulations of The NASDAQ Stock Market® and Section 162(m) of the Internal Revenue Code.

The Compensation Committee has retained an independent compensation consultant, Lyons, Benenson & Company Inc., to assist the Compensation Committee in fulfilling its responsibilities and to provide advice with respect to all matters relating to executive compensation and the compensation practices of similar companies. The consultant is engaged by, and reports directly to, the Compensation Committee. Harvey Benenson generally attends all meetings of the Compensation Committee on behalf of Lyons, Benenson & Company Inc. The Compensation Committee also regularly consults with the Company’s in-house legal department and outside counsel and has authority under its charter to retain independent outside counsel if it deems necessary.

Overview of Compensation Program

Our philosophy on senior executive compensation is to ensure that all elements of the Company’s compensation program work together to attract, motivate and retain the executive, managerial and professional talent needed to achieve the Company’s strategy, goals and objectives. The Compensation Committee and the Company are also committed to the principles inherent in paying for performance and structure the compensation program to deliver rewards for exemplary performance and to withhold rewards and impose other consequences in the absence of such performance.

The specific objectives of the compensation program are to:

•	Ensure that the interests of the Company’s executives are aligned with those of its stockholders;

•	Offer a total compensation program that is competitive with the compensation offered by the companies with which the Company competes for executive talent;

•	Provide incentive to achieve financial goals and objectives, both in terms of financial performance; stockholder value; and

•	Provide opportunity for reward that fosters executive retention.

Components of Compensation for Named Executive Officers

The key elements of annual executive compensation are base salary, annual performance incentive awards and long-term incentive awards. In considering appropriate levels of annual and long-term incentive compensation, the Company takes into account the extent to which existing incentives, including each executive’s existing stock ownership in the Company and the existence or lack of any vesting provisions or restrictions on resale with respect thereto, provide a sufficient degree of economic incentive to continue the Company’s success.

Base Salary

The Compensation Committee annually reviews the base salaries of the Chief Executive Officer and other named executive officers of the Company, including Messrs Fuller, Ferrel, Slater, Tytel and Benson. The salaries of the Chief Executive Officer and the other named executive officers were first set when they entered into employment agreements with the Company in 2005 to reflect the nature and responsibility of each of their respective positions and to retain a management group with a proven track record. The Company believes that entering into employment agreements with its most senior executives helps ensure that the Company’s core group of managers will be available to the Company and its stockholders on a long-term basis. The employment agreements of Messrs. Sillerman, Ferrel, Slater, Tytel and Benson provide for a base salary that escalates annually by an amount not less than the greater of five percent or the rate of inflation. The base salary for each named executive officer may be raised in excess of this amount upon the recommendation and approval of the Compensation Committee. None of the named senior executives are guaranteed a bonus payment under the terms of his employment agreement. For a detailed description of the employment agreements see “Employment Agreements” below.

In accordance with annual practice, the Compensation Committee reviewed the salaries of these executive officers following the conclusion of 2007 and ratified the increase in the base salary of 5% for each of Messrs. Sillerman, Ferrel, Slater, Tytel and Benson for 2008, the same as the increase in 2007. The decision not to adjust the base salaries of the senior executive officers by an amount greater than the minimum required by their employment agreements, despite the fact that the Company achieved its strategic and financial objectives for the year, was motivated primarily by management’s and the Compensation Committee’s desire to approach compensation conservatively. While Mr. Fuller’s employment agreement does not require a minimum annual increase, it does require that his salary be reviewed annually and the Compensation Committee approved an increase in his base salary of 5% for 2008.

Annual Incentives

For 2007, the Compensation Committee adopted an annual incentive compensation plan for Messrs. Sillerman, Ferrel, Slater, Tytel and Benson. The 2007 senior executive incentive compensation plan provided that a total bonus pool be established for the named executive officers equal to a percentage of the amount, if any, by which the Company exceeded a pre-established financial performance target. The Company established a threshold amount, measured by OIBDAN, that, if surpassed, would evidence substantial growth over 2006. The Company selected an OIBDAN-based target to measure achievement because it considers OIBDAN to be an important indicator of the operational strengths and performance of its businesses. OIBDAN, a non-GAAP financial metric generally employed as a measure of cash flow, is defined for the purposes of the executive incentive compensation plan as operating income (loss) before corporate expense, non-cash depreciation of tangible assets, non-cash amortization of intangible assets and non-cash compensation expense and including equity in earnings (loss) of affiliates.

Based on the Company’s audited financial results for the year ended December 31, 2007, the Company surpassed the OIBDAN-based target set forth in the 2007 senior executive incentive compensation plan. However, in light of the discretionary bonuses that were awarded during 2007 to Messrs. Ferrel, Slater, Tytel and Benson (as more fully described below), and in light of Mr. Sillerman’s participation in the proposed merger as a principal of 19X, the purchasing entity, each of the senior executives who would otherwise have been entitled to a bonus payment under the 2007 senior executive incentive compensation plan, including Mr. Sillerman, waived their right to receive such bonus.

The Compensation Committee also adopted an incentive compensation plan for 2007 for Simon Fuller. Under the terms of this plan, Mr. Fuller was entitled to receive a percentage of the amount by which 19 Entertainment Limited, of which Mr. Fuller serves as Chief Executive Officer, exceeds a pre-established financial target. As with the Company target threshold, the Company established a threshold amount for 19 Entertainment Limited, measured by OIBDAN, that, if surpassed, would evidence substantial growth for 19 Entertainment Limited over 2006.

Based on the financial results of 19 Entertainment for the year ended December 31, 2007, 19 Entertainment surpassed the OIBDAN-based target set forth in the 2007 incentive compensation plan for Mr. Fuller. However, based, in part, on Mr. Fuller’s participation in the proposed merger as a principal of 19X and in light of the compensation committee’s consideration and ultimate approval of a grant of restricted stock to Mr. Fuller in 2008 (as more fully described below), Mr. Fuller waived his right to receive any bonus under the pre-established 2007 plan.

In recognition of substantial effort and achievement in reviewing, structuring and negotiating the Company’s investment in FX Real Estate and Entertainment Inc. and FX Luxury Realty LLC, including preparing and reviewing all documentation necessary to take FX Real Estate and Entertainment Inc. public, the Chief Executive Officer and Chairman of the Company recommended, and the Compensation Committee approved, bonuses for Messrs. Benson, Ferrel, Slater and Tytel in the amounts of $225,000, $275,000, $275,000 and $275,000, respectively.

While the Company and the Compensation Committee believe that annual incentive compensation motivates executives to achieve exemplary results, no formal annual incentive compensation plan for the Company’s named executive officers was adopted for 2008. This decision was made, in large part, in light of the proposed merger with 19X. The Committee and senior management determined not to attempt to construct a bonus plan on the operating results of a public company which, if the merger transaction had closed, would then have become applicable to a private company, given the expectation that the private company would have different financial constraints.

Long-Term Incentives

The Company maintains the 2005 Omnibus Long-Term Incentive Compensation Plan, which was adopted by the board of directors in February 2005 and subsequently approved by the Company’s stockholders at a special meeting in March 2005. This plan, which is administered by the Compensation Committee, permits the use of stock options, restricted stock, stock, performance shares or awards, stock appreciation rights and other forms of long-term incentives. During 2007, management did not recommend that there be long-term incentive grants to the named executive officers of the Company. Both management and the Compensation Committee determined at such time that the substantial equity holdings of the Company’s senior executives aligned their interests with stockholders and provided ample motivation for such executives to achieve exemplary performance results for 2007.

Upon the recommendation of management, in February 2008, the Compensation Committee approved grants of stock options for 165,500 shares to 78 employees, which are distributed among the Company’s subsidiaries and its corporate headquarters, none of which were to the named executive officers. In considering management’s recommendations, the Compensation Committee reviewed the duties and responsibilities, salary levels and performance assessments of each of the prospective stock option recipients and approved all requested grants.

In April 2008, the Chief Executive Officer and Chairman of the Company recommended, and the Compensation Committee approved, a grant of 200,000 shares of restricted stock to Mr. Fuller based on the outstanding performance of 19 Entertainment Limited, the subsidiary of which Mr. Fuller serves as Chief Executive Officer. The restrictions on the shares shall lapse ratably over a five year period, provided that all restrictions will lapse upon 19 Entertainment exceeding a pre-established financial performance target for 2008. The Company established a threshold amount, measured by OIBDAN, that, if surpassed, would evidence substantial growth over 2007. The decision to make this grant to Mr. Fuller was in large part in recognition of 19 Entertainment Limited substantially exceeding its budgeted results for 2007 and the continued outstanding performance of the American Idol platform in 2007, including the television show, record sales and the summer tour.

In January 2007, the Compensation Committee adopted a policy whereby all annual award of stock options issued in connection with the year-end compensation review are to be granted on the first business day that is 72 hours after the release of the Company’s earnings. The Company believes that this policy aligns its employee’s interests with those of its stockholders as the price of award grants will be determined at a time when there is maximum transparency regarding the Company’s financial results. In addition to these annual grants, management and the Compensation Committee retain the flexibility to make grants of equity rewards from time to time during the year, including to new employees. Equity rewards to new employees will be priced at the close of the market on the day that employment commences. In accordance with this policy, all stock options approved by the Compensation Committee in February 2008 were granted on March 6, 2008.

Perquisites

The Company provides its named executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its objective of attracting and retaining exceptional executive talent. Perquisites to the named executive officers for 2007 included the following:

•	The Company provided a $24,000 car allowance to each of Messrs. Sillerman, Ferrel, Slater, Tytel and Benson and a $27,089 car allowance to Mr. Fuller.

•	The Company paid health and insurance premiums for each of Messrs. Sillerman, Ferrel, Slater, Tytel and Benson in the amount of $23,605.

•	The Company contributed $2,356 to a personal pension scheme maintained in the United Kingdom by Mr. Fuller on his behalf.

•	Certain employees of the Company are permitted to provide services to Mr. Sillerman and/or entities he controls, provided that the Company is reimbursed for the fair value of such services, as determined by the Compensation Committee. The Compensation Committee determined the value of the services provided in 2007 by employees of the Company to Mr. Sillerman and/or entities he controls was $128,120. Mr. Sillerman’s salary for the year ended December 31, 2007 was reduced by such amount to compensate the Company for such services.

401(k) Plan

The Company maintains a retirement savings plan, or a 401(k) Plan, for the benefit of its eligible employees. Employees eligible to participate in our 401(k) Plan are those employees who have attained the age of 21 and have been employed by the Company for a period of at least three months. Employees may elect to defer their compensation up to the statutorily prescribed limit. The Company matches 100% of the first 3% of each employee’s salary and 50% of the next 2% of an employee’s salary to the plan in cash. The matching funds provided by the Company, along with employees’ deferrals are 100% vested when contributed. During 2007, the Company provided $9,000 in matching contributions to the Company’s 401(k) plan for each of Messrs. Sillerman, Ferrel, Slater, Tytel and Benson. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As such, the contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the plan, and all contributions are deductible by the Company when made.

Employment Agreements

As described under “Components of Executive Compensation” above, in 2005, the Company entered into employment agreements with Messrs. Sillerman, Ferrel, Slater, Tytel and Benson that provided for initial annual base salaries of $650,000 for Mr. Sillerman, $650,000 for Mr. Ferrel, $650,000 for Mr. Slater, $650,000 for Mr. Tytel and $450,000 for Mr. Benson, increased annually by the greater of five percent or the rate of inflation. The employment agreements were approved by the Compensation Committee in recognition of the need to provide certainty to both the Company and the individuals with respect to their continued and active participation in the growth of the Company.

Each of such named executive officers also may receive during his continued satisfactory performance of the employment agreement a bonus to be determined annually in the discretion of, and on the recommendation of, the Compensation Committee. As noted above, in 2007, Messrs. Benson, Ferrel, Slater and Tytel received bonuses in the amounts of $225,000, $275,000, $275,000 and $275,000, respectively. No annual bonus was paid to Mr. Sillerman.

Mr. Sillerman’s employment agreement is for a term of six years, while the agreement for each of Messrs. Slater, Tytel and Benson is for a term of five years, in each case beginning as of February 8, 2005. Mr. Ferrel’s agreement is effective May 19, 2005 and expires on February 7, 2010. The employment agreements include a non-competition agreement between the executive officer and our Company which is operative during the term. Upon a “change in control,” the executive officer may terminate his employment, and, upon doing so, will no longer be subject to the non-competition provisions. In addition, Mr. Sillerman’s employment agreement provides that if Mr. Sillerman’s employment is terminated by our Company without “cause,” or if there is a “constructive termination without cause,” as such terms are defined in the employment agreements, his non-compete shall cease to be effective on the later of such termination or three years from the effective date of the agreement.

In January 2008, Mr. Sillerman’s employment agreement with CKX was amended to allow him to serve as Chairman and Chief Executive Officer of FX Real Estate and Entertainment Inc. Mr. Sillerman was appointed Chief Executive Officer of FX Real Estate and Entertainment Inc. on January 10, 2008. Mr. Sillerman has entered into an employment agreement with FX Real Estate and Entertainment Inc. which became effective on November 1, 2008.

The employment agreements for each of Messrs. Sillerman, Ferrel, Slater, Tytel and Benson provide for certain payments to be made to the executives upon such executive’s death or disability as more fully described below under “Potential Payments upon Death or Disability,” as well as upon a Change of Control or a termination without Cause, as more fully described under “Potential Payments upon Termination without Cause or Change-in-Control.”

The employment agreements between the Company and Messrs. Sillerman, Slater, Tytel and Benson were filed with the SEC on April 11, 2005 as Exhibits 10.18 (Sillerman), 10.19 (Slater), 10.20 (Tytel) and 10.21 (Benson) to Form S-1. The amendment to Mr. Sillerman’s employment agreement was filed with the SEC on March 4, 2008 as Exhibit 10.11 to the Company’s Form 10-K for the fiscal year ended December 31, 2007. The employment agreement between the Company and Mr. Ferrel was filed with the SEC on May 19, 2005 as Exhibit 10.27 to Amendment No. 1 to Form S-1/A (Registration Statement No. 333-123995).

In connection with the Company’s acquisition of 19 Entertainment, the Company entered into an employment agreement with Simon Fuller under which he continues to serve as the Chief Executive Officer of 19 Entertainment. The agreement is effective March 17, 2005 and provides for a term of six years. During the term, Mr. Fuller’s professional services are exclusive to 19 Entertainment subject to minor pre-approved business activities that do not compete with 19 Entertainment and do not affect Mr. Fuller’s ability to perform his duties to 19 Entertainment. The agreement provides for an annual base salary of £480,000 (or $761,712 as of November 7, 2008). In addition to such compensation and customary benefits, Mr. Fuller also may receive during his continued satisfactory performance of the employment agreement a bonus to be determined annually in the discretion of our board of directors, on the recommendation of the Compensation Committee. Mr. Fuller has agreed to certain non-competition and non-solicitation provisions, both in his employment agreement, which is governed by U.K. law, and in a separate non-compete agreement governed by New York law. Under his employment agreement, Mr. Fuller has agreed to restrictions covering the period ending on the earlier of twelve months following the termination of the agreement or six years from the date of the agreement. Under the terms of his separate non-compete agreement governed by New York law, Mr. Fuller is subject to non-competition, non-solicitation and non-disclosure provisions for a period of five years from the date of our acquisition of 19 Entertainment. The employment agreement between 19 Entertainment and Simon Fuller was filed with the SEC as Exhibit 10.19 to the Form 10-QSB for the three months ended March 31, 2005.

Components of Compensation for Divisional Management

The key elements of annual compensation for executives at the Company’s divisions and subsidiaries are base salary, annual performance incentive awards and long-term incentive awards. This category of individuals includes members of senior management at the Company’s operating divisions who generally play a key role in formulating, overseeing and effectuating the Company’s projects, strategies and operations at the subsidiary and/or divisional level. Each of the individuals in this category is party to an employment agreement with the relevant subsidiary, which establish a base annual salary and provide for a discretionary bonus. In each case, the base annual salary has been established based on prevailing market rates as well as the historical practice of the subsidiary in question as it relates to a particular position.

As with senior executive officers, the Company believes that senior management at its subsidiaries and divisions need to be provided with sufficient incentive to actively pursue economic growth and the success of the Company. Therefore, on an annual basis management recommends and the Compensation Committee reviews and approves an incentive cash compensation plan to provide for cash bonus payments based on the performance of the relevant division/subsidiary and the involvement of each individual in achieving the predetermined goals. The incentive compensation plan provides for a pre-determined bonus pool for senior employees of each subsidiary, as well as a predetermined target bonus for each individual, the amount of which will depend upon the subsidiary as well as the Company achieving or surpassing their respective budgeted results for that year. In addition to the formulaic aspects of the incentive compensation plan, management, subject to the approval of the Compensation Committee, retains some discretion in increasing and/or decreasing the individual bonus payments paid under the plan to appropriately reward or punish notable achievement or lack thereof.

In addition to payments under the incentive compensation plan described in the preceding paragraph, each of the individuals in this category are eligible to receive annual award grants under the Company’s 2005 Omnibus Incentive Compensation Plan. The Company believes that the inclusion of an equity component in each employee’s annual compensation is important in aligning each participant’s interest with those of the overall Company, giving each individual a vested interest in the growth of CKX and rewarding each employee as the Company achieves additional levels of economic success.

Internal Revenue Code Section 162(m)

Beginning in 1994, the Omnibus Reconciliation Act of 1993 amended Section 162(m) of the Internal Revenue Code limiting to $1 million the amount that may be deducted by a publicly held corporation for compensation paid to each of its named executives in a taxable year, unless the compensation in excess of $1 million is “qualified performance-based compensation.” The Compensation Committee and the Company have determined that the Company’s general policy is to design its short-term and long-term compensation plans to qualify for the exemption from the deduction limitations of Section 162(m) and to be consistent with providing appropriate compensation to executives. Stockholder approval of the 2005 Omnibus Long-Term Incentive Compensation Plan has previously been sought and obtained, thereby ensuring that qualifying grants made pursuant to that plan, the 2007 senior executive incentive compensation plan and the 2007 Simon Fuller incentive compensation plan will qualify for the performance-based exemption. While the Compensation Committee considers the impact of this rule when developing executive compensation programs, it retains the flexibility to structure the Company’s compensation programs in ways that best promote the interests of the Company and its stockholders.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by 402(b) of Regulation S-K with management and, based upon such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee

John D. Miller, Chairman
Edward Bleier
Jack Langer

2007 Summary Compensation Table

The table below summarizes the compensation earned for services rendered to the Company in all capacities for the fiscal year ended December 31, 2007 by our Chief Executive Officer and the five other most highly compensated executive officers of the Company (the “named executive officers”) who served in such capacities during 2007. Except as provided below, none of our named executive officers received any other compensation required to be disclosed by law or in excess of $10,000 annually.

							Change in
							Pension
							Value
							and
							Nonqualified
							Deferred
					Stock	Option	Compensation
Name and Principal	Fiscal		Salary	Bonus	Awards	Awards	Earnings	All Other
Position	Year		($)	($)	($)	($)	($)	Compensation		Total

Robert F.X. Sillerman	2007	(1)	$588,505	—	—	—	—	$184,725	(2)	$773,230
Chairman and Chief	2006	(3)	$558,975					$192,895	(4)	$751,870
Executive Officer	2005	(5)	$515,120	—	—	—	—	$100,122	(6)	$615,242
Thomas P. Benson	2007		$496,125	$225,000				$56,605	(7)	$777,730
Chief Financial Officer	2006		$470,625	—	—	—	—	$55,395	(8)	$526,020
	2005		$412,500	—	—	—	—			$412,500
Simon Fuller	2007	(9)	$989,352	—				$29,445	(10)	$1,018,797
Chief Executive Officer of	2006	(9)	$884,640	$645,050	—	—	—	$31,104	(10)	$1,560,794
19 Entertainment Limited	2005	(11)	$718,400	—				—		$718,400
Michael G. Ferrel	2007		$716,625	$275,000				$56,605	(7)	$1,048,230
President	2006		$679,792	—	—	—	—	$55,395	(8)	$735,187
	2005	(12)	$453,417	—	—	—	—	—		$453,417
Mitchell J. Slater	2007		$716,625	$275,000	—	—	—	$56,605	(7)	$1,048,230
Chief Operating Officer	2006		$679,792	—	—	—	—	$55,395	(8)	$735,187
	2005		$595,833	—	—	—	—	—		$595,833
Howard J. Tytel	2007		$716,625	$275,000	—	—	—	$56,605	(7)	$1,048,230
Senior Executive Vice	2006		$679,792	—	—	—	—	$55,395	(8)	$735,187
President, Director of Legal and Governmental Affairs	2005		$595,833	—	—	—	—	—		$595,833

(1)	The amount of $164,778 was withheld from Mr. Sillerman’s annual salary during 2007 in anticipation of compensating the Company for services performed by Company employees for Mr. Sillerman or entities he controls. The Compensation Committee determined that employees of the Company provided services for Mr. Sillerman in 2007 valued at $128,120. This amount has been included under the column “All Other Compensation.” In February 2007, the Company paid Mr. Sillerman the amount of $36,658, representing the difference between the amount withheld and the value of the services provided to Mr. Sillerman during 2007. Although this amount was paid in 2008, it is included under “Salary” above since it relates to Mr. Sillerman’s compensation for the fiscal year ended December 31, 2007.

(2)	Includes: (a) $24,000 car allowance; (b) $23,605 of health and dental insurance premiums paid by the Company on behalf of Mr. Sillerman; (c) $9,000 of matching contributions made by the Company to Mr. Sillerman’s account under the Company’s 401(k) Plan; and (d) $128,120 for services provided by Company employees for Mr. Sillerman and/or entities he controls.

(3)	The amount of $155,512 was withheld from Mr. Sillerman’s annual salary during 2006 in anticipation of compensating the Company for services performed by Company employees for Mr. Sillerman or entities he controls. The Compensation Committee determined that employees of the Company provided services for Mr. Sillerman in 2006 valued at $120,817. This amount has been included under the column “All Other Compensation.” In February 2007, the Company paid Mr. Sillerman the amount of $34,695, representing the difference between the amount withheld and the value of the services provided to Mr. Sillerman during 2006. Although this amount was paid in 2007, it is included under “Salary” above since it relates to Mr. Sillerman’s compensation for the fiscal year ended December 31, 2006.

(4)	Includes: (a) $24,000 car allowance; (b) $22,595 of health and dental insurance premiums paid by the Company on behalf of Mr. Sillerman; (c) $8,800 of matching contributions made by the Company to Mr. Sillerman’s account under the Company’s 401(k) Plan; (d) $120,817 for services provided by Company employees for Mr. Sillerman and/or entities he controls; and (e) $16,683 for the portion of time that the drivers that the Company provides to Mr. Sillerman spent rendering non-business related services for Mr. Sillerman in 2006.

(5)	The amount of $137,500 was withheld from Mr. Sillerman’s annual salary during 2005 in anticipation of compensating the Company for services performed by Company employees for Mr. Sillerman or entities he controls. The Compensation Committee has determined that employees of the Company provided services for Mr. Sillerman in 2005 valued at $80,713. This amount has been included as “All Other Compensation.” In February 2006, the Company paid Mr. Sillerman the amount of $56,787, representing the difference between the amount withheld and the value of the services provided to Mr. Sillerman during 2005. Although this amount was paid in 2006, it is included under “Salary” above since it relates to Mr. Sillerman’s compensation for the fiscal year ended December 31, 2005.

(6)	Includes: (a) $80,714 for services provided by Company employees for Mr. Sillerman and/or entities he controls; and (b) $19,408 for the portion of time that the driver that the Company provides to Mr. Sillerman spent rendering non-business related services for Mr. Sillerman in 2005.

(7)	Includes: (a) $24,000 car allowance; (b) $23,605 of health and dental insurance premiums paid by the Company on behalf of the named executive offer; and (c) $9,000 of matching contributions made by the Company to the named executive officer’s account under the Company’s 401(k) Plan.

(8)	Includes: (a) $24,000 car allowance; (b) $22,595 of health and dental insurance premiums paid by the Company on behalf of the named executive offer; and (c) $8,800 of matching contributions made by the Company to the named executive officer’s account under the Company’s 401(k) Plan.

(9)	Mr. Fuller is paid in U.K. pounds sterling. The average exchange rates applied in 2006 and 2007 were $1.843 and $1.963, respectively, per U.K. pound sterling.

(10)	Includes a $27,089 car allowance.

(11)	Mr. Fuller was appointed to his position with the Company on March 17, 2005, the date of the Company’s acquisition of 19 Entertainment Limited.

(12)	Mr. Ferrel was appointed President of the Company on May 19, 2005.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The members of the Compensation Committee during 2007 were Messrs Bleier, Langer and Miller. During 2007, none of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director or member of our Compensation Committee.

Options Granted in Fiscal Year 2007

We granted a total of 124,500 options during the fiscal year ended December 31, 2007. None of them were granted to the named executive officers.

Outstanding Equity Awards at December 31, 2007

Option Awards
Equity
Incentive
Plan
Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying
	Unexercised	Unexercised		Unexercised	Option
	Options	Options		Unearned	Exercise	Option
	(#)	(#)		Options	Price	Expiration
Name	Exercisable	Unexercisable		($)	($)	Date

Robert F.X. Sillerman	—	—		—	—	—
Thomas P. Benson	—	—		—	—	—
Simon Fuller	—	100,000	(1)	—	$12.20	7/19/2015
Michael G. Ferrel	—	—		—	—	—
Mitchell J. Slater	—	—		—	—	—
Howard J. Tytel	—	—		—	—	—

(1)	30,000 of Mr. Fuller’s options vested on 7/19/2008; 30,000 vest on 7/19/2009 and 40,000 vest on 7/19/2010.

2007 Fiscal Year Option Exercises and Stock Vested

Mr. Simon Fuller is the only named senior executive officer holding stock options. As noted in the table above, 30,000 of Mr. Fuller’s options vested on July 19, 2008. None of the named senior executive officers exercised options in 2007 or had any shares of Common Stock vest.

Pension Benefits

None of our named executive officers is covered by a Company sponsored pension plan or other similar benefit plan that provides for payments or other benefits at, following or in connection with retirement. However, Mr. Fuller maintains a personal pension scheme in the United Kingdom. In 2007, the Company contributed approximately $2,356 to such plan on behalf of Mr. Fuller.

Nonqualified Deferred Compensation

None of our named executive officers are covered by a defined contribution or other pan that provides for the deferral of compensation on a basis that is not-tax-qualified.

Potential Payments upon Termination without Cause or Change-in-Control

If (i) an executive officer is terminated by our Company without “cause,” (ii) there is a “constructive termination without cause,” or (iii) there is a “change in control,” the employment agreements of Messrs. Sillerman, Ferrel, Slater, Tytel and Benson provide for the following benefits: (a) three years of the base salary in effect at the time of termination, plus (b) a bonus for each partial or full year in the unexpired term in an amount equal to the average of all annual bonuses paid during the term of the agreement prior to termination (but in the event, no bonus has been paid, an amount of $100,000), plus (c) continued eligibility to participate in any benefit plans of our Company through the term. The executive officer may elect to receive the fair market value of the payments provided in (a) and (b) in a lump sum (using a discount rate specified in the employment agreements) rather than receive them over time; provided that in the event of a “change in control,” the executive officer is entitled to a lump sum payment of the amounts included above without any reduction for the present value of such amounts.) While Mr. Fuller’s employment agreement does not provide for any such payments in the event of termination without cause or a change in control, under UK law, if Mr. Fuller is terminated without cause, he may be entitled to be paid his base salary for the unexpired portion of his employment agreement term. Mr. Fuller would have a duty to mitigate by obtaining substitute employment and the amount that the Company would be obligated to pay to

Mr. Fuller as a result of such termination would be reduced by the amount, if any, received by Mr. Fuller from alternate employment sources.

The amount of compensation payable to each named executive officer as described above is listed in the table below assuming the termination occurred on December 31, 2007.

				Health/
				Insurance
Name	Salary	Bonus		Benefits	Total

Robert F.X. Sillerman	$2,149,875	$400,000	(1)	$23,605	$2,573,480
Thomas P. Benson	$1,488,375	$425,000	(1)	$23,605	$1,936,980
Simon Fuller(2)	$3,829,296	—		—	$3,829,296
Michael G. Ferrel	$2,149,875	$475,000	(1)	$23,605	$2,220,980
Mitchell J. Slater	$2,149,875	$475,000	(1)	$23,605	$2,220,980
Howard J. Tytel	$2,149,875	$475,000	(1)	$23,605	$2,220,980

(1)	The bonus amount was calculated using a $225,000 bonus for Mr. Benson and a $275,000 bonus for Messrs. Ferrel, Slater and Tytel for each partial or full year remaining in such named executive officer’s employment term as these were the bonus amounts paid to such individuals in 2007. No bonus was paid to these executives for 2005 or 2006, so the minimum $100,000 bonus was used in the calculation for those years. The bonus amount for Mr. Sillerman was calculated using the minimum $100,000 bonus for each partial or full year remaining in Mr. Sillerman’s employment term as no bonus was paid for 2005, 2006 or 2007.

(2)	Mr. Fuller’s severance would be paid in U.K. pounds sterling. The exchange rate on December 31, 2007 was $1.997 per U.K. pound sterling. This amount is an estimate of the amount that may be due to Mr. Fuller as severance under UK law. Mr. Fuller would have a duty to mitigate by obtaining substitute employment and the amount of the severance payment that the Company would be obligated to pay to Mr. Fuller as a result of a termination without cause would be reduced by the amount, if any, received by Mr. Fuller from alternate employment sources.

In the event of a change of control, each of the named executives, other than Mr. Fuller, may receive an additional tax-gross up payment to cover any taxes on the total amount so that such named executive officers receive the total amount, without any deduction for taxes. The estimated amount of such tax payments, along with the total amount that would be paid to each such named executive officer, are set forth in the table below assuming December 31, 2007 as the date of the change in control:

	Total	Amount of	Total
	(Before Tax Gross-Up	Gross-Up	(After Tax Gross-Up
Name	Payment)	Payment	Payment)

Robert F.X. Sillerman	$2,717,326	$4,273,495	$6,990,821
Thomas P. Benson	$1,921,979	$2,899,617	$4,821,596
Michael G. Ferrel	$2,629,187	$3,964,917	$6,594,105
Mitchell J. Slater	$2,599,188	$3,918,831	$6,518,019
Howard J. Tytel	$2,614,188	$3,941,874	$6,556,062

In addition to the foregoing, in the event of a “termination without cause,” a “constructive termination without cause,” or a “change in control,” all previously granted but unvested restricted shares of Common Stock or options to purchase Common Stock held by Messrs. Sillerman, Ferrel, Slater, Tytel and Benson shall vest fully. As of December 31, 2007, none of such named executive officers held any stock options or unvested restricted shares of Common Stock.

The employment agreements of such named executive officers further provide that the Company will indemnify each of them for taxes incurred if his “change in control” payment is deemed an “excess parachute payment” under the Internal Revenue Code.

At December 31, 2007, Mr. Fuller currently held an unvested option to acquire 100,000 shares of Common Stock. See “Outstanding Equity Awards at December 31, 2007.” Under the stock option award agreement governing

Mr. Fuller’s option, the option would become immediately vested and exercisable upon a change in control of the Company unless the successor company assumed or substituted Mr. Fuller’s stock option by offering Mr. Fuller the right to purchase or receive the same consideration received by the Company’s stockholders in the transaction constituting a change in control for each share of Common Stock subject to his option. If a change of control occurred on December 31, 2007 and the successor company did not substitute or assume Mr. Fuller’s stock options as described above, the value of Mr. Fuller’s accelerated option would have been $0, as the exercise price ($12.20) of his option was higher than the closing price of the Company’s Common Stock on December 31, 2007 ($12.00), the last trading day prior to the hypothetical change in control date.

Potential Payments upon Death or Disability

The employment agreements of each of Messrs. Sillerman, Ferrel, Slater, Tytel and Benson provide for the following benefits in the event of their death: (a) a payment in an amount equal to three times base salary in effect at the time of the executive officer’s death plus (b) the full costs of the continuation of any group health, dental and life insurance program through which coverage was provided to any dependent of the executive officer prior to his death, for three years following the executive officer’s death and (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to the executive officer. The approximate amount that would be due to the estate of each of such named executive officers in the event of their death as of December 31, 2007 would be $2,220,690 for each of Messrs. Sillerman, Ferrel, Slater and Tytel and $1,559,190 for Mr. Benson. Mr. Fuller is not contractually entitled to any payments from the Company upon his death.

Pursuant to the employment agreements for Messrs. Sillerman, Ferrel, Slater, Tytel and Benson, in the event of a disability continuing for a period in excess of six continuous months, such named executive officer shall be entitled to his full salary for the first six months of his disability (the last day of such 6-month period is referred to as the disability date), and, thereafter, each such named executive officer would be entitled to an accelerated payment equal to 75% of his salary for the remainder of the term of his employment agreement. Assuming a disability date of December 31, 2007, the approximate amount that would be due to Mr. Sillerman would be $1,746,774, the approximate amount that would be due to each of Messrs. Ferrel, Slater and Tytel would be $1,209,305 and the approximate amount that would be due to Mr. Benson would be $837,211. Such amounts would be reduced by any benefits payable to the named executive officer under any insurance plan for which the Company paid the premiums. Under Mr. Fuller’s employment agreement, in the event of a disability continuing for a period in excess of six months in any rolling twelve-month period, he would be entitled to his full salary during the initial six-month period and, thereafter, to approximately $98,150 per year as long as he was undergoing medical treatment aimed at procuring his return to work. Mr. Fuller’s employment agreement provides that if he becomes incapable of performing his duties for six months or more during any twelve-month period by reason of ill health or other incapacity, he may be terminated. If the Company executes this right of termination, the maximum amount that the Company would be required to pay to Mr. Fuller, assuming a disability date of December 31, 2007, would be $494,676, less normal deductions for tax and national insurance.

PERFORMANCE GRAPH

The graph below matches the cumulative 5-year total return of holders of CKX Inc.’s common stock with the cumulative total returns of the S&P 500 index and the S&P SuperCap Media index. The graph assumes that the value of the investment in our common stock and in each of the indexes (including reinvestment of dividends) was $100 on September 30, 2003 and tracks it through September 30, 2008.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among CKX Inc., The S&P 500 Index
And A Peer Group

* $100 invested on 12/31/02 in stock & index-including reinvestment of dividends.
  Fiscal year ending December 31.

  Copyright ©2008 S&P, a division of The McGraw-Hill Inc. All rights reserved.

	12/02	12/03	12/04	12/05	12/06	12/07
CKX Inc.	100.00	100.00	29999.71	43332.91	39099.62	39999.61
S&P 500	100.00	128.68	142.69	149.70	173.34	182.87
S&P SuperCap Media	100.00	123.28	120.07	106.63	136.21	115.40

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

The following notes may be helpful in understanding the performance graph set forth above:

•	The Company was inactive from August 2002 until February 7, 2005, when current management took over and the Company entered a new line of business.

•	On December 15, 2004, immediately prior to the announcement that the Company entered into definitive agreements to acquire the Presley Business, the Company’s Common Stock closed at a trading price of $0.10 per share. On December 16, 2004, following such announcement, the Company’s Common Stock closed at a trading price of $6.41 per share.

•	On March 1, 2005, the Company’s Common Stock commenced trading on The NASDAQ Stock Market® under the symbol “CKXE.” Prior to that, the Company’s Common Stock traded in the over-the-counter market and was quoted on the OTC Bulletin Board under the symbol “SPEA.”

•	On March 18, 2005, the day we announced our acquisition of 19 Entertainment Limited, the Company’s Common Stock closed at a trading price of $26.73 per share.

•	On December 31, 2007, the Company’s Common Stock closed at a trading price of $12.00 per share.

ANNUAL REPORT

A copy of the Company’s 2007 Annual Report to Stockholders on Form 10-K for the year ended December 31, 2007, as amended, is being mailed to stockholders with this proxy statement. The Form 10-K, as amended, is also available on the Company’s website at www.ckx.com.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR THE 2009 ANNUAL MEETING OF CKX STOCKHOLDERS

We have an advance notice provision under our bylaws for stockholder business to be presented at annual meetings of stockholders. Such provision states that in order for stockholder business to be brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than the close of business one hundred twenty (120) days prior to the date of the annual meeting and not later than the later of (a) the close of business ninety (90) days prior to such annual meeting or (b) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made by the Company.

The Company’s stockholders may submit for inclusion in the Company’s proxy statement for the 2009 annual meeting of stockholders proposals on matters appropriate for stockholder action at the 2009 annual meeting of stockholders consistent with Rule 14a-8 promulgated under the Exchange Act. The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s 2009 annual meeting by no later than February 11, 2009. If next year’s annual meeting is held on a date more than 30 calendar days from May 10, 2009, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the SEC.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer of the Company at any time since the beginning of the last fiscal year, nor any individual nominated to be a director of the Company, nor any associate or affiliate of any of the foregoing, has any material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the annual meeting.

OTHER MATTERS

Our board of directors does not intend to bring any matters before the annual meeting other than those specifically set forth in the notice of the annual meeting and, as of the date of this proxy statement, does not know of any matters to be brought before the annual meeting by others. If any other matters properly come before the annual meeting, or any adjournment or postponement of the annual meeting, it is the intention of the persons named in the accompanying proxy to vote those proxies on such matters in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC. Such reports and other information filed by the Company may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, as well as in the SEC’s public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference rooms. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

Annex A

CKX, Inc. (THE “COMPANY”)
AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee (the “Committee”) shall be as follows:

1. To oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, in consultation with the Chief Financial Officer and senior accounting staff of the Company.

2. To provide assistance to the Board of Directors with respect to its oversight of:

(a) The integrity of the Company’s financial statements;

(b) The Company’s compliance with legal and regulatory requirements, including an evaluation of the performance and competence of the Company’s legal personnel as they relate to the audit function and general maintenance of corporate financial standards;

(c) The independent auditor’s qualifications and independence;

(d) The performance of the Company’s internal audit function and independent auditors; and

(e) An evaluation of the performance and competence of the Company’s senior financial employees, including the Chief Financial Officer.

3. To prepare the report that SEC rules require be included in the Company’s annual proxy statement.

Composition

The Committee shall consist of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the NASDAQ Stock Market and the Sarbanes-Oxley Act.

Qualifications

All members of the Committee shall be able to read and understand fundamental financial statements (or be able to do so within a reasonable period of time after his or her appointment) and at least one member must be a “financial expert” under the requirements of the Sarbanes-Oxley Act.

Compensation

No member of the Committee shall receive compensation other than director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed with cause by a majority vote of the Board of Directors, and without cause by a majority vote of the independent directors.

Chairman

A Chairman shall be elected by the full Board of Directors and approved by a majority of the independent directors. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Meetings

The Committee shall meet as frequently as circumstances dictate. As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management and the independent auditors to discuss any matters that the Committee or the auditors believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management periodically to review the Company’s financial statements in a manner consistent with that outlined in this Charter. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

All independent directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

Duties and Responsibilities

The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company’s by-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain, without seeking Board approval, outside legal, accounting, or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.

The Committee shall be given full access to the Company’s internal audit group, Board of Directors, corporate executives, and independent accountants as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.

Notwithstanding the foregoing, the Committee is not responsible for certifying the Company’s financial statements or guaranteeing the auditor’s report. The fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditors. It also is the job of the CEO and senior management rather than that of the Committee to access and manage the Company’s exposure to risk.

Documents/Reports Review

1. Discuss with management and the independent auditors prior to public dissemination the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

2. Discuss with management and the independent auditors prior to the Company’s filing of any quarterly or annual report (a) whether any significant deficiencies in the design or operation of internal controls exist that could adversely affect the Company’s ability to record, process, summarize, and report financial data; (b) the existence of any material weaknesses in the Company’s internal controls; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

3. Discuss with management and the independent auditors the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (I.E., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

4. Discuss with management and the independent auditors the Company’s major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

Independent Auditors

5. Retain and terminate independent auditors and have the sole authority to approve all audit engagement fees and terms as well as all non-audit engagements with the independent auditors.

6. Inform each public accounting firm performing work for the Company that such firm shall report directly to the Committee.

7. Oversee the work of any public accounting firm employed by the Company, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

8. Approve in advance any significant audit or non-audit engagement or relationship between the Company and the independent auditors using their best judgment and in compliance with rules regarding “prohibited nonauditing services,” as may be specified in the Sarbanes-Oxley Act of 2002 or applicable laws or regulations.

9. Review, at least annually, the qualifications, performance, and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

(a) At least annually obtain and review a report by the Company’s independent auditor describing (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) to assess the auditor’s independence, all relationships between the independent auditor and the Company;

(b) Ensure the rotation of the lead audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself;

(c) Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Company in each of the five previous fiscal years of the Company; and

(d) Take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function).

Financial Reporting Process

10. In consultation with the independent auditors, management, and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures, and treatments, and the treatment preferred by the independent auditor; (c) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (d) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; (e) issues with respect to the design and effectiveness of the Company’s disclosure controls and procedures, management’s evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (f) the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the financial statements of the Company; and (g) any other material written communications between the independent auditor and the Company’s management.

11. Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

12. Review with the independent auditor any audit problems or difficulties encountered and management’s response thereto. In this regard, the audit committee must regularly review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (b) management’s responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

13. Review and discuss with the independent auditor the responsibilities, budget, and staffing of the Company’s internal audit function.

Legal Compliance/General

14. Review periodically, with the Company’s counsel, both internal and external, any legal matter that could have a significant impact on the Company’s financial statements.

15. Discuss with management and the independent auditors the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

16. Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that any public accounting firm may not provide audit services to the Company if the CEO, controller, CFO, chief accounting officer, or any person serving in an equivalent position for the Company was employed by the public accounting firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

17. Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Reports

18. Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

19. Report regularly to the full Board of Directors. In this regard, the audit committee should review with the full board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

20. The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

21. Maintain minutes or other records of meetings and activities of the Committee.

Limitation of Audit Committee’s Role

With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company’s financial management, including its internal audit staff, as well as the independent auditors have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s internal policies and procedures.

Proxy Card — CKX, INC.

									Please mark your votes as indicated in this example		☒

			FOR ALL ☐	WITHHELD FOR ALL ☐	*EXCEPTIONS ☐
1.	ELECTION OF DIRECTORS					2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2008		FOR ☐	AGAINST ☐	ABSTAIN ☐
To elect ten directors of CKX, Inc.’s board of directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the Annual Meeting.
	01 Robert F. X. Sillerman 02 Simon Fuller 03 Mitchell J. Slater 04 Howard J. Tytel	05 Edwin M. Banks 06 Edward Bleier 07 Jerry L. Cohen		08 Carl D. Harnick 09 Jack Langer 10 John D. Miller

The undersigned hereby acknowledges receipt of (i) the Notice of the Annual Meeting of Stockholders, (ii) the accompanying proxy statement and attached annexes; (iii) this proxy card; and (iv) the 2007 Annual Report to Stockholders of CKX, Inc.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions

							Mark Here for Address Change or Comments SEE REVERSE	☐

Signature				Signature					Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Proxy Card — CKX, INC.

Ù FOLD AND DETACH HERE Ù

PROXY VOTING INSTRUCTIONS

Mail - Date, sign and mail your proxy card in the
envelope provided as soon as possible.

CKX, INC.

Proxy Card — CKX, INC.

PROXY
CKX, INC.
Annual Meeting of Stockholders – DECEMBER 18, 2008
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Mitchell J. Slater, Howard J. Tytel and Kraig G. Fox, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of CKX, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held December 18, 2008 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

(Continued and to be marked, dated and signed, on the other side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

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